






                                  INNMEDIA LLC

                               OPERATING AGREEMENT




THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE
COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
ACT"), IN RELIANCE UPON ONE (1) OR MORE EXEMPTIONS FROM THE REGISTRATION
REQUIREMENTS OF THE FEDERAL ACT. IN ADDITION, THE ISSUANCE OF THIS SECURITY
WAS NOT QUALIFIED UNDER THE DELAWARE SECURITIES ACT, THE CALIFORNIA CORPORATE
SECURITIES LAW OF 1968 OR ANY OTHER STATE SECURITIES LAWS (COLLECTIVELY, THE
"STATE ACTS"), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM QUALIFICATION
PROVIDED BY THE STATE ACTS. IT IS UNLAWFUL TO CONSUMMATE A SALE OR OTHER
TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN TO, OR TO RECEIVE ANY
CONSIDERATION THEREFOR FROM, ANY PERSON WITHOUT THE OPINION OF COUNSEL FOR
THE COMPANY THAT THE PROPOSED SALE OR OTHER TRANSFER OF THIS SECURITY DOES
NOT AFFECT THE AVAILABILITY TO THE COMPANY OF SUCH EXEMPTIONS FROM
REGISTRATION AND QUALIFICATION, AND THAT SUCH PROPOSED SALE OR OTHER TRANSFER
IS IN COMPLIANCE WITH ALL APPLICABLE STATE AND FEDERAL SECURITIES LAWS. THE
TRANSFER OF THIS SECURITY IS FURTHER RESTRICTED UNDER THE TERMS OF THE
OPERATING AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

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                                TABLE OF CONTENTS

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ARTICLE 1         FORMATION.....................................................................................1
         1.01     Name..........................................................................................1
         1.02     Purpose; Powers...............................................................................1
         1.03     Principal Place of Business...................................................................2
         1.04     Qualification in Other Jurisdictions..........................................................2
         1.05     Filings; Agent for Service of Process.........................................................2
         1.06     Term..........................................................................................3
         1.07     Title to Property.............................................................................3

ARTICLE 2         MEMBERS' CAPITAL CONTRIBUTIONS................................................................3
         2.01     Initial Capital Contributions; Preferred Units................................................3
         2.02     Additional Capital Contributions..............................................................4
         2.03     Pre-Emptive Right.............................................................................4
         2.04     Convertible Debt .............................................................................6

ARTICLE 3         ALLOCATION....................................................................................6
         3.01     Losses........................................................................................6
         3.02     Profits.......................................................................................7
         3.03     Special Allocations...........................................................................7
         3.04     Loss Limitation...............................................................................8
         3.05     Curative Allocations..........................................................................8
         3.06     Other Allocation Rules........................................................................9
         3.07     Tax Allocations; Code Section 704(c)..........................................................9

ARTICLE 4         DISTRIBUTIONS.................................................................................9
         4.01     Intent of Members Concerning Distributions ...................................................9
         4.02     Distributions................................................................................10

ARTICLE 5         MANAGEMENT...................................................................................10
         5.01     Management; Board of Managers................................................................10
         5.02     Meetings of the Board of Managers............................................................11
         5.03     Board of Managers' Powers....................................................................12
         5.04     Major Decisions..............................................................................13
         5.05     Duties and Obligations of the Board of Managers..............................................15
         5.06     Compensation and Reimbursement...............................................................16
         5.07     Management; Officers.........................................................................16
         5.08     Business Plan ...............................................................................17
         5.09     Agreements...................................................................................17
         5.10     Milestone ...................................................................................18

ARTICLE 6         MEMBERS......................................................................................18
         6.01     Authority; Liability to Third Parties........................................................18
         6.02     Voting Rights  ..............................................................................18


                                       (ii)
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         6.03     Withdrawal; Resignation......................................................................18
         6.04     Partition  ..................................................................................19
         6.05     Confidentiality..............................................................................19
         6.06     Other Instruments............................................................................20
         6.07     Non-Solicitation.............................................................................20

ARTICLE 7         LIMITATION OF LIABILITY AND INDEMNIFICATION..................................................20
         7.01     Limitation of Liability......................................................................20
         7.02     Indemnification..............................................................................20

ARTICLE 8         REPRESENTATIONS AND WARRANTIES...............................................................22
         8.01     In General...................................................................................22
         8.02     Representations and Warranties...............................................................22

ARTICLE 9         ACCOUNTING, BOOKS AND RECORDS................................................................24
         9.01     Accounting, Books and Records................................................................24
         9.02     Reports......................................................................................24
         9.03     Tax Matters..................................................................................25

ARTICLE 10        TRANSFERS; EQUITY INCENTIVE PLAN; TERMINATION OF EMPLOYMENT..................................26
         10.01    Transfer of Units by Members.................................................................26
         10.02    Other Transfer Provisions....................................................................26
         10.03    Right of First Offer.........................................................................27
         10.04    Certain Sales Restricted.....................................................................28
         10.05    Prohibited Transfers.........................................................................28
         10.07    Admission of Substituted Members.............................................................29
         10.08    Representations Regarding Transfers; Legend..................................................29
         10.09    Distributions and Allocations in Respect of Transferred Units................................30
         10.10    Termination of Certain Rights................................................................31
         10.11    Equity Incentive Plan .......................................................................31
         10.12    Buy/Sell Agreement...........................................................................31

ARTICLE 11        CONVERSION; REGISTRATION RIGHTS..............................................................33
         11.01    Right to Convert Preferred Units to Common Units.............................................33
         11.02    Adjustment of Conversion Price...............................................................34
         11.04    Registration Rights..........................................................................35

ARTICLE 12        DISSOLUTION AND WINDING UP...................................................................36
         12.01    Dissolution Events...........................................................................36
         12.02    Winding Up  .................................................................................36
         12.03    Compliance With Certain Regulatory Requirements; No Obligation to Restore Deficit
                  Capital Accounts.............................................................................37
         12.04    Rights of Members............................................................................38
         12.05    Notice of Dissolution; Termination...........................................................38
         12.06    Allocations During Period of Liquidation.....................................................38


                                       (iii)
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         12.07    The Liquidator...............................................................................38
         12.08    Form of Liquidating Distributions............................................................39

ARTICLE 13        POWER OF ATTORNEY............................................................................39
         13.01    Managers as Attorneys-In-Fact................................................................39
         13.02    Nature of Special Power......................................................................39

ARTICLE 14        AMENDMENT....................................................................................40
         14.01    Amendment....................................................................................40

ARTICLE 15        DEFINITIONS..................................................................................40

ARTICLE 16        MISCELLANEOUS................................................................................49
         16.01    Notices......................................................................................49
         16.02    Binding Effect  .............................................................................49
         16.03    Time.........................................................................................49
         16.04    Headings.....................................................................................50
         16.05    Severability.................................................................................50
         16.06    Variation of Terms...........................................................................50
         16.07    Governing Law................................................................................50
         16.08    Jurisdiction and Service of Process..........................................................50
         16.09    Enforcement..................................................................................50
         16.10    Counterpart Execution........................................................................50
         16.11    Facsimile Signatures.........................................................................50
         16.12    Representation by Counsel; Interpretation against............................................51
         16.13    Further Assurances.  ........................................................................51
         16.14    Attorneys' Fees.  ...........................................................................51
         16.15    Successors and Assigns.......................................................................51


                                       (iv)
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                                      INDEX

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                                                                                                           PAGE(S)
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Accepting Member...............................................................................................28
Accepting Member Ratio.........................................................................................40
Accountant's Notice............................................................................................31
Act............................................................................................................40
Adjusted Capital Account Deficit...............................................................................41
Administrative Services Agreements.............................................................................18
Affiliate......................................................................................................41
Agreement......................................................................................................41
All or Nothing Sale............................................................................................27
Allocation Year................................................................................................41
Annual Budget..................................................................................................42
Bankruptcy.....................................................................................................42
Base Price.....................................................................................................33
Board of Managers..............................................................................................10
Business........................................................................................................1
Business Day...................................................................................................42
Business Plan..................................................................................................17
Capital Account................................................................................................42
Capital Contributions..........................................................................................43
Capital Event..................................................................................................43
Certificate....................................................................................................43
Certificate of Cancellation....................................................................................43
Chairman.......................................................................................................43
Chief Executive Officer........................................................................................43
Code...........................................................................................................43
Commission................................................................................................Annex I
Common Units...................................................................................................43
Company........................................................................................................43
Company Acceptance Period......................................................................................27
Company Capital................................................................................................44
Company Minimum Gain...........................................................................................44
confidential information.......................................................................................19
Content Carriage Agreement.....................................................................................18
Contribution Date...............................................................................................4
Conversion Price...............................................................................................33
Convertible Debt................................................................................................6
Depreciation...................................................................................................44
Dissolution Event..............................................................................................36
Distribution Agreement.........................................................................................18
Effective Date.................................................................................................44
Electing Member................................................................................................31
Election Notice................................................................................................31
Equity Financing................................................................................................6
Equity Incentive Plan..........................................................................................31


                                       (v)
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Excess Period..................................................................................................28
Excess Refused Units...........................................................................................28
Exchange Act..............................................................................................Annex I
First Offer Ratio..............................................................................................44
First Offer Units..............................................................................................27
Fiscal Year....................................................................................................44
Form S-3..................................................................................................Annex I
GAAP...........................................................................................................44
Gross Asset Value..............................................................................................45
Hilton.........................................................................................................45
Holder....................................................................................................Annex I
Indemnitee.....................................................................................................20
Initial Conversion Price.......................................................................................33
Initial Offering..........................................................................................Annex I
Insolvency Laws................................................................................................14
Involuntary Bankruptcy.........................................................................................42
Liquidation Period.............................................................................................38
Liquidation Preference.........................................................................................10
Liquidator.....................................................................................................38
LodgeNet.......................................................................................................45
Losses.........................................................................................................47
Majority Vote..................................................................................................46
Manager........................................................................................................46
Market Stand-Off..........................................................................................Annex I
matching services..............................................................................................29
Member.........................................................................................................46
Member Acceptance Period.......................................................................................27
Member Nonrecourse Debt........................................................................................46
Member Nonrecourse Debt Minimum Gain...........................................................................46
Member Nonrecourse Deductions..................................................................................46
Minimum Threshold Amount.......................................................................................13
New Media.......................................................................................................1
Non-Contributing Member.........................................................................................4
Nonrecourse Deductions.........................................................................................46
Nonrecourse Liability..........................................................................................46
Notice of Delinquent Contribution...............................................................................4
Offer..........................................................................................................27
Offer Notice...................................................................................................27
Offered Members................................................................................................27
Offered Securities..............................................................................................5
Officers.......................................................................................................46
Operating Agreement............................................................................................41
Permitted Transferee...........................................................................................46
Person.........................................................................................................47
Portal Use Date................................................................................................18


                                        (vi)
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Pre-Emptive Offer...............................................................................................5
Preferred Unit Original Issue Price............................................................................47
Preferred Units...........................................................................................Annex I
Preferred Units' Initial Capital Contribution...................................................................3
President......................................................................................................47
Pro Rata Share..................................................................................................5
Profits........................................................................................................47
Purchase Price.................................................................................................31
Purchaser......................................................................................................27
Qualified Public Offering......................................................................................48
Reconstitution Period..........................................................................................36
Refused Securities..............................................................................................5
Refused Units..................................................................................................27
Register..................................................................................................Annex I
registered................................................................................................Annex I
Registrable Securities....................................................................................Annex I
Registrable Securities then outstanding...................................................................Annex I
registration..............................................................................................Annex I
Registration Expenses.....................................................................................Annex I
Regulations....................................................................................................48
Regulatory Allocations..........................................................................................8
Rule 144..................................................................................................Annex I
Sale Period....................................................................................................28
SEC.......................................................................................................Annex I
Securities Act..............................................................................................48, 2
Selling Expenses..........................................................................................Annex I
Stated Value...................................................................................................31
Subject Units..................................................................................................27
Subsidiary.....................................................................................................48
Tax Matters Partner............................................................................................25
Taxing Authority...............................................................................................26
Third Party....................................................................................................49
Transaction Documents..........................................................................................49
Transfer.......................................................................................................49
Unit...........................................................................................................49
Units..........................................................................................................49
Unpaid Liquidation Preference..................................................................................49
Violation.......................................................................................................5
Voluntary Bankruptcy...........................................................................................42


                                        (vii)

                                  INNMEDIA LLC

                               OPERATING AGREEMENT

         This OPERATING AGREEMENT (the "AGREEMENT") is entered into and shall be effective as of October 9, 2000 by and among InnMedia LLC, a Delaware limited liability company (the "COMPANY"), and the Persons who are identified as Members on EXHIBIT "A" attached hereto and who have executed a counterpart of this Agreement as Members pursuant to the provisions of the Act, on the following terms and conditions. Capitalized terms used herein shall have the respective meanings assigned to such terms in Article 15 or elsewhere in this Agreement.

                              W I T N E S S E T H:

         WHEREAS, a Certificate of Formation has been filed with the Secretary of State of the State of Delaware to organize the Company under and pursuant to the Act;

         WHEREAS, the parties hereto wish to enter into this Agreement to provide for the governance of the Company upon the terms and provisions, and subject to the conditions set forth herein;

         WHEREAS, concurrent with the execution of this Agreement the parties are entering into a Distribution and Carriage Agreement, a Content Carriage Agreement and Administrative Services Agreements.

         NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties agree as follows:

                                    ARTICLE 1

                                    FORMATION

         1.01 NAME. The name of the Company is InnMedia LLC and all business of the Company shall be conducted in such name. The Board of Managers may change the name of the Company upon ten (10) Business Days' notice to the Members.

         1.02 PURPOSE; POWERS. The purposes of the Company are to aggregate, create and distribute the content and services set forth on Exhibit "B" attached hereto (the "NEW MEDIA") and to conduct such other activities as are necessary and/or appropriate to carry out the foregoing purpose (collectively the "BUSINESS"). In furtherance of the foregoing, concurrently with the execution of this Agreement, the Members shall utilize the Company for their source of New Media with the goals of:

                           (a)      Expanding and improving the quality,
content, products, services and revenues offered and derived from the goods and services in the in-room entertainment system that is provided to hotel owners, franchisees, and guests;

                           (b)      Offering hotel owners a compelling,
all-in-one service (including video/games/music on demand, television programming, television Internet, interactive television and high speed Internet access) that provides a better product, guest experience, and terms than they can obtain by directly aggregating individual service solutions from different providers;

                           (c)      Improving service delivery efficiencies
as well as property, operational and network efficiencies by constructing a standard, unified technological architecture over which to layer a mix of conventional and innovative digital/telephony/broadcast services (e.g., taking advantage of economies of scale in bandwidth acquisition, server distribution, set-top box and television purchasing, etc. and viewership thresholds for media buyers, and ensuring the ability to deploy new, digitally-based system features);

                           (d)      Becoming the leading services and content
organization (taken at its broadest) for the in-room broadband entertainment industry service to the hospitality industry;

                           (e)      Serving all domestic hotels initially
(including Canada), expanding to international hotel locations, and finally, offering the service to homes and the multiple dwelling unit market;

                           (f)      Maximizing the advertising opportunities
based on attaining and exceeding viewership thresholds required for significant media buyers; and

                           (g)      Enhancing the interactive guest
experience and advertising revenues through personalized user interfaces which are driven by advanced data collection, mining and analysis systems.

         1.03 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company is at 9336 Civic Center Drive, Beverly Hills, California 90210. The Board of Managers may change the principal place of business of the Company to any other place within or without the State of California. The Board of Managers may cause the Company to establish other offices or places of business in such jurisdictions as the Board of Managers may determine.

         1.04 QUALIFICATION IN OTHER JURISDICTIONS. The Company will initially be qualified to do business in California. The Board of Managers may cause the Company to be qualified or registered under applicable laws of any jurisdiction in which the Company transacts business, and the Officers are authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration.

         1.05 FILINGS; AGENT FOR SERVICE OF PROCESS.

                  (a) Subject to Section 5.04 hereof, the Board of Managers may take any and all actions it determines to be reasonably necessary to maintain the status of the Company as a limited liability company under the laws of the State of Delaware, including the preparation and filing of such amendments to the Certificate and such other certificates, documents, instruments and publications as may be required by law, including, without limitation, action to reflect:

                           (i)      a change in the Company name; or

                           (ii)     a correction of false or erroneous
statements in the Certificate or to make a change in any statement therein in order that it shall accurately represent the agreement among the Members.

                  (b) The Board of Managers may cause to be executed and filed, original or amended certificates and take any and all other actions as it determines to be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any other jurisdictions in which the Company engages in business.

                  (c) The registered agent for service of process on the Company in the State of Delaware shall be CT Corporation System or any successor thereto appointed by the Board of Managers in accordance with the Act.

                  (d) Upon the dissolution and completion of the winding up and liquidation of the Company in accordance with this Agreement, the Board of Managers shall promptly cause to be executed and filed a certificate of cancellation in accordance with the Act and the laws of any other jurisdictions in which the Board of Managers deems such filing necessary or advisable.

         1.06 TERM. The term of the Company commenced on the date the Certificate was filed in the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event, as provided in this Agreement and in accordance with the Act.

         1.07 TITLE TO PROPERTY. All property owned by the Company shall be owned by the Company as an entity, and no Member shall have any ownership interest in such Company property in its individual name, and each Member's interest in the Company shall be personal property for all purposes. At all times after the Effective Date, the Company shall hold title to all of its property in the name of the Company and not in the name of any Member.

                                    ARTICLE 2

                         MEMBERS' CAPITAL CONTRIBUTIONS

         2.01 INITIAL CAPITAL CONTRIBUTIONS; PREFERRED UNITS.

                  (a) The Company's capital structure will initially consist of 50,000,000 authorized Common Units and 25,000,000 authorized Preferred Units.

                  (b) Concurrently with the execution of this Agreement, the holders of the Preferred Units shall contribute or cause to be contributed to the initial capital of the Company cash in the amounts set forth as Preferred Units' Initial Capital Contribution (the "PREFERRED UNITS' INITIAL CAPITAL CONTRIBUTION") on SCHEDULE 2.1 in exchange for their Preferred Units. The Preferred Units' Initial Capital Contribution shall equal Two Million Dollars ($2,000,000) in the aggregate.

                  (c) A Capital Account shall be established and maintained for each Member.

         2.02 ADDITIONAL CAPITAL CONTRIBUTIONS.

                  (a) Except as provided in Section 2.02(b) below, no Member shall be required to contribute additional capital to the Company.

                  (b) If the Board of Managers determines, in accordance with the provisions of Section 5.04 hereof, that the Company requires additional capital beyond the Capital Contributions set forth in Section 2.01 hereof, then the Board of Managers shall have the power to and is authorized to deliver a Capital Contribution notice to the holders of the Preferred Units, which notice shall include a contribution date ("Contribution Date") (which date shall not be less than ten (10) business days following the effective date of such Notice) upon which the holders of the Preferred Units shall be obligated to contribute to the capital of the Company, in cash, the amount required by the Board of Managers and in proportion to the number of Preferred Units held by each Member of the Company; provided, however, that the holders of the Preferred Units shall not be obligated to contribute aggregate additional Capital Contributions pursuant to this Section 2.02(b) in excess of Eight Million Dollars ($8,000,000) in the aggregate (with the result that the aggregate Capital Contributions of the holders of the Preferred Units, in addition to the Initial Capital Contribution made pursuant to Section 2.01(b) above, shall in no event exceed Ten Million Dollars ($10,000,000) in the aggregate. Notwithstanding the foregoing, in the event that any holder of a Preferred Unit (the "Non-Contributing Member") fails to contribute all or any portion of any additional capital such Member is required to contribute pursuant to any applicable contribution notice, then, in such event, the Board of Managers shall deliver a notice of delinquent contribution within ten (10) business days following the Contribution Date (the "Notice of Delinquent Contribution"), then, in such event, the holders of Preferred Units shall thereafter for a period of thirty
(30) days following the date of the Delinquent Contribution Notice have the right to require the Company to refund in full the contributions made by the contribution Members in response to the Contribution Notice.

                  (c) If the Board of Managers determines, in accordance with the provisions of Section 5.04 hereof, that the Company requires additional capital beyond the Capital Contributions set forth in Section 2.01 hereof, and in addition to or in lieu of the obligation of holders of Preferred Units to contribute additional Capital pursuant to Section 2.02(b) above, then in such event but subject to Section 2.03 of this Agreement, the Board of Managers shall have the power to and is authorized, subject to any limitations prescribed by law, to provide for the issuance of such additional interests from time to time (including, but not limited to the issuance of additional authorized, but unissued, Units), and to establish from time to time the powers, preferences and rights with respect to such interests and any qualifications, limitations or restrictions thereof as the Board of Managers may determine to be appropriate under the circumstances, and the Board of Managers shall have the power and authority to cause this Agreement to be amended to reflect the terms and conditions of such interests and the issuance thereof.

         2.03 PRE-EMPTIVE RIGHT.

                  (a) Except as contemplated by Section 2.03(f), at any time prior to an initial public offering of the Company that is a Qualified Public Offering, the Company shall not issue, sell, or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any interests or any securities convertible into or exercisable or exchangeable for Units unless in each case the Company shall have first offered to sell to each Member that portion of such Units or such other securities (the "OFFERED SECURITIES") as the Units then held by such Member bears to the total Units then held by all Members (the "PRO RATA SHARE"), at a price and on such other terms as shall have been specified by the Company in writing delivered to the Members, which offer (the "PRE-EMPTIVE OFFER") shall specify the Offered Securities, the terms, including price at which they are to be sold and by its terms shall remain open and irrevocable for a period of thirty (30) days from receipt of the Pre-Emptive Offer; PROVIDED that in the event that any Member does not elect to purchase its entire pro rata portion all other Members that have exercised their full rights hereunder shall have the right to purchase such unelected portion as among themselves on a pro rata basis for an additional period of five (5) days from receipt of the Pre-Emptive Offer.

                  (b) NOTICE OF ACCEPTANCE. Notice of each Member's intention to accept, in whole or in part, any offer made pursuant to Section 2.03(a) shall be evidenced by a writing signed by such Member and delivered to the Company prior to the end of the thirty (30)day period, setting forth the amount of the Offered Securities such Member elects to purchase.

                  (c) PERMITTED SALES OF REFUSED SECURITIES. In the event that notices of acceptance are not given by the Members in respect of all the Offered Securities, the Company shall have 180 days from the expiration of the relevant period set forth in Section 2.03(a) to sell the Offered Securities as to which a notice of acceptance has not been given by the Members (the "REFUSED SECURITIES"), but only upon terms and conditions that are no more favorable to such other Person or Persons or less favorable to the Company than those set forth in the Pre-Emptive Offer.

                  (d) CLOSING. Upon the closing of the sale to such other Person or Persons of all or less than all of the Refused Securities, the Members shall purchase from the Company, and the Company shall sell to the Members, the number of Offered Securities specified in the notices of acceptance upon the terms and conditions specified in the Pre-Emptive Offer.

                  (e) FURTHER SALE. In each case, any Offered Securities not purchased by the Members or other Person or Persons in accordance with this
Section 2.03 may not be sold or otherwise disposed of by the Company until they are again offered to the Members under the procedures specified in this
Section 2.03.

                  (f) EXCEPTIONS. The rights of the Members under this
Section 2.03 shall not apply to issuances of any Units or other securities
(i) pursuant to Section 10.11 or pursuant to any other manager, advisor, employee or consultant option or purchase plan, or similar benefit program or agreement approved by the Board of Managers, (ii) as consideration for the acquisition by the Company or any Subsidiary of the Company of another business entity or other assets (other than cash or cash equivalents) or the merger of any business entity with or into the Company or any Subsidiary of the Company approved by the Board of Managers, (iii) in connection with a firmly underwritten public offering approved by the Board of Managers, (iv) pursuant to conversion rights applicable to Preferred Units or convertible debt, (v) in connection with an equity split, equity dividend, recapitalization or similar action, (vi) in connection with joint venture, development or technology agreement approved by the Board of Managers, or
(vii) to third party lenders, including but not limited to financial institutions, in financing transactions or to equipment or real estate lessors in connection with bona fide leasing, financing or similar activity.

         2.04 CONVERTIBLE DEBT. In consideration for the Company's review and use of developmental research, arts and the materials used in the development of the New Media concept, Hilton and LodgeNet shall be credited for their respective actual out-of-pocket expenditures made through the date of execution of this Agreement in connection with the Business, subject to the following sentence. Hilton and LodgeNet shall provide evidence of such amounts expended and such expenditures shall exclude internal labor allocations and shall include only third party investment banking, external consulting and external legal fees and costs. Such credit shall be in the form of convertible debt issued by the Company, which debt shall accrue interest at a rate per annum of six percent (6%), compounded annually. Such debt and accrued interest shall, at the option of the holder, be either (a) convertible ("CONVERTIBLE DEBT") into securities sold in the Company's first round of third party equity financing ("EQUITY FINANCING") (for purposes of this provision, funding supplied by Hilton and/or LodgeNet or other service providers or hotel companies shall not be considered a third party equity financing round) at the same price and upon the same terms and conditions as the purchasers thereof pay for such securities in such Equity Financing, or
(b) repaid in cash concurrent with the closing of such Equity Financing, or
(c) any combination of the foregoing. Notwithstanding subsection (a) of the preceding sentence, any equity into which such debt is converted shall be in the form of a non-voting junior ownership interest (i.e., junior to Common Units), as determined by the Board of Managers. Concurrent with such conversion each party shall have the option to purchase additional non-voting junior equity on the same terms and conditions and at the same price as the Convertible Debt in order to maintain its pro rata ownership interest in the Company.

                                    ARTICLE 3

                                   ALLOCATION

         3.01 LOSSES. After giving effect to the special allocations in
Section 3.03, Losses of the Company for each fiscal year (or part thereof) shall be allocated among the Members in the following order of priority:

                  (a) First, to the holders of Common Units in proportion to, to the extent of, their respective positive Adjusted Capital Account Balances, if any;

                  (b) Second, to the holders of Preferred Units in proportion to, to the extent of, their respective positive Adjusted Capital Account Balances, if any; and

                  (c) Thereafter, to the holders of Common Units, pro rata, in proportion to their respective number of Common Units.

         3.02 PROFITS. After giving effect to the special allocations in
Section 3.03, Profits of the Company for each fiscal year (or part thereof) shall be allocated among the Members in the following order of priority:

                  (a) First, to the holders of Preferred Units, pro rata, in proportion to, and to the extent of, the amounts required to be allocated pursuant to this Section 3.02(a), until such times as the balance in the Capital Accounts of such Members are equal to their respective Unpaid Liquidation Preference; and

                  (b) Thereafter, to the holders of Common Units, pro rata, in proportion to their respective number of Common Units.

         3.03 SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order:

                  (a) MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article 3, if there is a net decrease in Company Minimum Gain during any Allocation Year, each Member shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.03(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

                  (b) MEMBER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Section 1.704-2(i) (4) of the Regulations, notwithstanding any other provision of this Article 3, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Allocation Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.03(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

                  (c) QUALIFIED INCOME OFFSET. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704 -l(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Section 3.03(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 3 have been tentatively made as if this Section 3.03(c) were not in the Agreement.

                  (d) GROSS INCOME ALLOCATION. In the event any Member has an Adjusted Capital Account Deficit at the end of any Allocation Year, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.03(d) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article 3 have been made as if Section 3.03(c) and this Section 3.03(d) were not in the Agreement.

                  (e) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Members in proportion to the number of Units held by each Member.

                  (f) MEMBER NONRECOURSE DEDUCTIONS. Any Member Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i) (1).

         3.04 LOSS LIMITATION. Losses allocated pursuant to Section 3.01 hereof shall, to the extent possible, not exceed the maximum amount of Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Allocation Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.01 hereof, the limitation set forth in this Section 3.04 shall be applied on a Member by Member basis and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member's Capital Accounts so as to allocate the maximum permissible Losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations. Any remaining Losses shall be allocated first to the Members in proportion to the extent to which such Members bear the economic risk with respect to such Losses and then to the Members in proportion to the number of Units held by each Member.

         3.05 CURATIVE ALLOCATIONS. The allocations set forth in Sections
3.03 and 3.04 (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section
3.05. Therefore, notwithstanding any other provision of this Article 3 (other than the Regulatory Allocations), to the extent permitted under the Regulations, the Board of Managers shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.01 and 3.02.

         3.06 OTHER ALLOCATION RULES.

                  (a) Subject to Section 10.09 hereof, for purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board of Managers using any permissible method under Code Section 706 and the Regulations thereunder.

                  (b) The Members are aware of the income tax consequences of the allocations made by this Article 3 and hereby agree to be bound by the provisions of this Article 3 in reporting their shares of Company income and loss for income tax purposes.

                  (c) Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a) (3), the Members' interests in Company profits shall be equal to the proportionate number of Units held by each Member.

         3.07 TAX ALLOCATIONS; CODE SECTION 704(c). For tax purposes, all items of income, gain, loss, deduction, expense and credit, other than tax items corresponding to items allocated pursuant to Sections 3.03, 3.04 and 3.05, shall be allocated in the same manner as are Profits and Losses; PROVIDED, HOWEVER, that in accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deductions with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value) using any method or methods permitted by the applicable Regulations that the Board of Managers determines to apply.

         In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deductions with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder using any method or methods permitted by the applicable Regulations that the Board of Managers determines to apply.

         Any elections or other decisions relating to such allocations shall be made by the Board of Managers in any manner that reasonably reflects the purpose and intention of this Agreement.

                                    ARTICLE 4

                                  DISTRIBUTIONS

         4.01 INTENT OF MEMBERS CONCERNING DISTRIBUTIONS. As of the date hereof, it is the intent of the Members that the Company retain all surplus cash flow in order to further the purposes of the Company and provide for the development and growth of the Business. As a result, the Members acknowledge that it is their intent that the Company make no operating distributions to the Members. The Members agree that they shall vote, and their representatives serving on the Board of Managers shall vote, in a manner consistent with the foregoing intentions.

         4.02 DISTRIBUTIONS. Subject to Section 12.02, distributions of the Company declared from time to time by the Board of Managers, if any, shall be distributed to the Members in the following order of priority:

                  (a) PREFERRED UNIT LIQUIDATION PREFERENCE. First, to the holders of Preferred Units, pro rata, an amount per Preferred Unit equal to the Preferred Unit Original Issue Price plus any declared and unpaid dividends on such Preferred Units (the "LIQUIDATION PREFERENCE"); and

                  (b) COMMON UNITS. Thereafter, the balance pro rata to the holders of the Common Units.

                                   ARTICLE 5

                                   MANAGEMENT

         5.01 MANAGEMENT; BOARD OF MANAGERS.

                  (a) The management of the Company shall be vested in the Board of Managers (the "BOARD OF MANAGERS") designated by the Members as provided in this Section 5.01 hereof, and subject to the limitations of
Section 5.04 hereof.

                  (b) The number of Managers on the Board of Managers shall be four (4) unless otherwise agreed by all of the Members; provided, however, that the number of Managers shall be increased to five (5) upon the hiring of a Chief Executive Officer by the Company and such Chief Executive Officer shall thereupon become a member of the Board of Managers. The initial Board of Managers shall consist of two (2) appointees of each of Hilton and LodgeNet as set forth on SCHEDULE 5.1 hereto, and said Schedule shall be amended from time to time by the Managers to reflect the resignation or removal of any Manager or the appointment of new or additional Managers pursuant to this Agreement. Neither Hilton nor LodgeNet shall change its appointees without the consent of the other party, such consent not to be unreasonably withheld, delayed or conditioned; provided, however, that if an appointee is no longer employed or otherwise engaged by the appointing party such appointee may be changed to a new appointee with the consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, if at any time, Hilton or LodgeNet shall hold less than fifty percent (50%) of its initial aggregate Common and Preferred Units in the Company, it shall only be contractually entitled to appoint one member of the Board of Managers and, if at any time, a Hilton or LodgeNet shall hold less than twenty-five (25%) of its initial aggregate Common and Preferred Units in the Company, it shall not contractually be entitled to appoint any member of the Board of Managers, and one or both, as the case may be, of the representatives appointed to the Board of Managers by such party shall be deemed to have immediately resigned as a member of the Board of Managers. The parties shall agree to vote their Units of the Company in accordance with the terms of this provision.

                  (c) Each Member, by signing this Agreement, hereby designates the Persons identified on SCHEDULE 5.1 as Managers of the Company until their successors are designated. A Manager shall remain in office until removed by the Member designating such Manager or until his earlier death, incapacity or resignation.

                  (d) A Manager may be removed at any time, with or without cause, by the Members that designated such Manager, upon written notice delivered to the Company and the other Members noticing such removal.

                  (e) In the event any Manager resigns, dies or is unwilling or unable to serve as such or is removed from office by the Member that designated such Manager, the Member that designated such Manager shall promptly designate a successor to such Manager.

                  (f) Except as otherwise provided in this Agreement, the Board of Managers shall act by the affirmative vote of a majority of the entire Board of Managers.

                  (g) Each Manager shall perform his duties as a Manager in good faith, in a manner he reasonably believes to be in the best interests of the Company.

                  (h) The Board of Managers shall have the power, in accordance with the provisions of Section 5.04 hereof, to delegate authority to such committees of Managers, Officers, employees, agents and representatives of the Company as it may from time to time deem appropriate. Any delegation of authority to take any action must be approved by the same vote of the Board of Managers as would be required for the Board of Managers to approve such action directly.

                  (i) No Manager or Officer shall be liable under a judgment, decree or order of court, or in any other manner, for any debt, obligation or liability of the Company.

         5.02 MEETINGS OF THE BOARD OF MANAGERS.

                  (a) The Board of Managers shall hold regular meetings no less frequently than once every quarter during the Fiscal Year and shall establish meeting times, dates and places and requisite notice requirements (not shorter than those provided in Section 5.02(b)) and adopt rules or procedures consistent with the terms of this Agreement. Each regular meeting of the Board of Managers will be held at the Company's principal place of business or such other place as the Board of Managers shall determine. At such meetings the Board of Managers shall transact such business as may properly be brought before the meeting, whether or not notice of such meeting referenced the action taken at such meeting.

                  (b) Special meetings of the Board of Managers may be called by any two (2) Managers. The call shall state the location of the meeting and the nature of the business to be transacted. Notice of each such meeting shall be given to each Manager by telephone, telecopy, telegram or similar method or sent by reputable overnight delivery service at least forty-eight
(48) hours before the meeting. No actions other than those specified in the notice may be considered at any special meeting unless unanimously approved by the Managers. Any Manager may waive notice of, or the taking of any action at, any meeting in writing before, at, or after such meeting. The attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except when a Manager attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not properly called.

                  (c) Any one or more members of the Board of Managers or any committee thereof may participate in a meeting of the Board of Managers or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

                  (d) At any meeting of the Board of Managers, three (3) Managers shall constitute a quorum.

                  (e) Notwithstanding anything to the contrary in this
Section 5.02, any action required or permitted to be taken by the Board of Managers or any committee thereof may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the members of the Board of Managers or such committee, as the case may be, and the writing or writings are filed with the minutes of the proceedings of the Board of Managers or such committee, as the case may be.

         5.03 BOARD OF MANAGERS' POWERS.

                  (a) Until the hiring of a Chief Executive Officer by the Company in accordance with Section 5.04, and the corresponding increase in the number of Managers from four (4) to five (5), the Company shall not engage in any of the following transactions or series of transactions or any other transaction or series of transactions outside the ordinary course of business of the Company in each case having a value in excess of $25,000 without the affirmative vote of the representative on the Board of Managers of each of Hilton and LodgeNet: (i) any agreement (written or oral) relating to the employment, wages, benefits or other compensation of any Person or Persons; (ii) any long-term (in excess of 30 days) commitment to purchase or spend Company assets or funds; (iii) any agreement (oral or written) or any amendment or termination of any material contract or agreement with any Member, vendor or other third party except for (A) the Distribution Agreement, (B) the Content Carriage Agreement; and (C) the Administrative Services Agreement. Without limiting the foregoing, until the Chief Executive Officer of the Company is hired, Hilton and LodgeNet will consult with each other regarding all significant developments, transactions and proposals relating to the Company.

                  (b) Subject to the provisions of this Agreement, including
Section 5.03(a), the business and affairs of the Company shall be managed by or under the direction of the Board of Managers, which may exercise all of the powers of the Company that are not otherwise required by this Agreement or the Act to be exercised by the Members. In addition to the powers and authority expressly conferred upon them by statute or by this Agreement, the Board of Managers is empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company. In addition to, and without limiting the foregoing, the Company shall take all actions necessary to cause the board of directors or board of managers of each of its Subsidiaries, if any, (or the general partner or managing member of each such Subsidiary) to be comprised of the same Persons who serve as Managers of the Company and that, in such capacity, each such Person shall have the same powers and authority with respect to such Subsidiary as a Manager is entitled to exercise with respect to the Company under this Agreement. Subject to Section 5.01(h) hereof, the Board of Managers shall be entitled to delegate all or any part of its powers as it shall deem appropriate or convenient to such officers of the Company or other persons as it shall select in its discretion, subject to the reservation of authority to approve the major decisions set forth in Section
5.04 and such other matters as shall require its approval under the terms of this Agreement. The management of the day-to-day operations of the Company shall be delegated, subject to Section 5.01(h), to the Officers.

         5.04 MAJOR DECISIONS.

                  (a) In addition to any other rights provided by this Agreement, for so long as at least that number of Preferred Units equal to at least fifteen percent (15%) of the total number of issued and outstanding Units of the Company (including Common Units) are outstanding, approval of not less than sixty-six and two thirds percent (66 2/3%) of the outstanding Preferred Units, voting as a single class, will be required for any action approved by a majority of the holders of outstanding Common Units which (i) would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Units; (ii) authorizes or creates any new class of units having a preference over or on parity with the Preferred Units; (iii) reclassifies any units into units having a preference over or on parity with the Preferred Units as to dividends or assets of the Company; (iv) authorizes any dividend or distribution with respect to Common Units; (v) effects any redemption or repurchase of any Units of the Company (other than upon exercise by the Company of its redemption rights as to Preferred Units as set forth herein and its repurchase rights as to Common Units issued to employees, members of the Board of Managers, consultants or advisors upon a termination of their employment or other service relationship with the Company); or (vi) increases the authorized number of the Preferred Units. Such Preferred Unit class approval requirement shall be of no further force or effect following an initial public offering that is a Qualified Public Offering.

                  (b) Until the occurrence of an initial public offering of the Company which is a Qualified Public Offering or until such time as the aggregate percentage of the total issued and outstanding Units held by Hilton, on the one hand, and LodgeNet, on the other hand is less than fifteen percent (15%) (the "MINIMUM THRESHOLD AMOUNT"), the following actions will require the affirmative vote of the representative on the Board of Managers of each of Hilton and LodgeNet (it being understood that from and after the date that the Member's aggregate percentage of the total issued and outstanding Units held is less than the Minimum Threshold Amount such Member's affirmative vote of the representative on the Board of Managers, if any, shall no longer be required by this Section 5.04(b)):

                           (i) Adopting or effecting any plan of sale, merger,
                  consolidation, dissolution or recapitalization of the Company;

                           (ii) Offering for sale or selling all or
                  substantially all of the assets of the Company;

                           (iii) The issuance, sale or delivery by the Company
                  of any ownership interests of the Company (other than those issued pursuant to the Equity Incentive Plan);

                           (iv) Making or agreeing to make any distribution to
                  any Member or declaring or paying any dividend on the ownership interests of the Company;

                           (v) Amending, restating or terminating this Agreement
                  or other governing document of the Company;

                           (vi) Redeeming, purchasing or otherwise acquiring any
                  ownership interests of the Company (other than the repurchase of Common Units from employees or officers of the Company upon their termination) of employment;

                           (vii) Purchasing, leasing or otherwise acquiring any
                  asset or group of assets, in an aggregate amount of consideration in excess of $250,000, or purchasing or otherwise acquiring any direct or indirect equity interest in any other entity, or all or substantially all of the assets of any other person or entity;

                           (viii) Making any capital expenditure or series of
                  capital expenditures in excess of $250,000;

                           (ix) Engaging in any transaction or series of
                  transactions with LodgeNet or Hilton or any Affiliate or employee of Hilton or LodgeNet, other than the transactions specifically contemplated by the Distribution Agreement, the Content Carriage Agreement or the Administrative Services Agreements; provided, however, it shall not require the vote or consent of the representative on the Board of Managers of any interested Member in order for the Company to assert any rights against, including termination of an agreement with, an interested Member;

                           (x) Creating or incurring indebtedness in an
                  aggregate amount in excess of $1,000,000;

                           (xi) Material modifications or revisions to the
                  Business Plan;

                           (xii) Increasing the size of the Board of Managers,
                  other than upon the hiring of a Chief Executive Officer as set forth above;

                           (xiii) Commencing a voluntary case or similar
                  proceeding under the U.S. Bankruptcy Code or under any other applicable federal or state bankruptcy, insolvency or similar law now or hereafter in effect (collectively "INSOLVENCY LAWS"); consenting to or taking any other action that would reasonably be expected to result in the entry of an order for relief under any Insolvency Laws; consenting to the conversion of an involuntary case or similar proceeding to a voluntary case or similar proceeding under any Insolvency Laws; or consenting to the appointment or taking of possession by a receiver, trustee or other custodian of all or a substantial part of the Company's property or otherwise making any assignment for the benefit of the Company's creditors;

                           (xiv) any material tax elections by the Company,
                  including without limitation, an election under Section 754 of the Code and the choice of a method for making allocations under Section 704(c) of the Code;

                           (xv) any material decisions to be made by the Tax
                  Matters Partner of the Company;

                           (xvi) Engaging in an initial public offering of
                  securities of the Company pursuant to a registration statement filed under the Securities Act;

                           (xvii) Hiring or firing the Chief Executive Officer
                  or Chief Financial Officer of the Company; or

                           (xviii) Making a request for additional capital
                  contributions pursuant to Section 2.02(b) or (c) above.

                           Following the earlier of: (a) a Qualified Public
Offering or (b) such time as Hilton and LodgeNet each maintains an aggregate Percentage Unit in the Company of less than the Minimum Threshold Amount, the foregoing actions will require approval of a majority of a quorum of the Board of Managers.

         5.05 DUTIES AND OBLIGATIONS OF THE BOARD OF MANAGERS. Subject to the provisions of Section 5.04 hereof:

                  (a) The Board of Managers shall cause the Company to conduct its business and operations separate and apart from that of any Member or Manager or any of their respective Affiliates, including, without limitation, (i) segregating Company assets and not allowing funds or other assets of the Company to be commingled with the funds or other assets of, held by, or registered in the name of, any Member or Manager or any of their respective Affiliates, (ii) maintaining books and financial records of the Company separate from the books and financial records of any Member or Manager and their respective Affiliates, and observing all Company procedures and formalities, including, without limitation, maintaining minutes of Company meetings and acting on behalf of the Company only pursuant to due authorization of the Members, (iii) causing the Company to pay its liabilities from assets of the Company, and (iv) causing the Company to conduct its dealings with third parties in its own name and as a separate and independent entity.

                  (b) The Board of Managers shall take all actions which may be necessary or appropriate (i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged and (ii) for the accomplishment of the Company's purposes in accordance with the provisions of this Agreement and applicable laws and regulations.

                  (c) Each Manager shall be required to devote only such time to the affairs of the Company as may be necessary to attend meetings of the Board of Managers and to provide overall strategic direction in the management and operation of the Company and performing his or her duties hereunder, and shall be free to serve any other Person or enterprise in any capacity that such Manager may deem appropriate in his, her or its discretion. Subject to the confidentiality provisions of Section 6.05, neither this Agreement nor any activity undertaken pursuant hereto shall prevent any Member or Manager or their respective Affiliates from engaging in whatever activities they choose.

                  (d) Subject to Section 5.04(b), and any other applicable provisions of this Agreement, the Board of Managers is hereby authorized to cause the Company to conduct commercial business transactions with any Member or Manager, acting on its own behalf, or any Affiliate of any Member or Manager; PROVIDED that any such transaction shall be made on terms and conditions that are no less favorable to the Company than if the transaction had been made on an arm's-length basis with an independent third party.

         5.06 COMPENSATION AND REIMBURSEMENT. No Manager, officer, employee, or other individual who is also an employee of any Member shall be entitled to receive any compensation from the Company or reimbursement of any expenses, of any kind whatsoever; provided, however, that payments to a Member pursuant to any agreement referred to in Section 5.09 below shall not be prohibited by this Section 5.06 and Managers shall be entitled to receive reimbursement of travel expenses to attend meetings of the Board of Managers.

         5.07 MANAGEMENT; OFFICERS.

                  (a) GENERAL. Subject to the limitations set forth in
Section 5.03 above, the Board of Managers shall have the right to delegate authority to act on behalf of the Company to Officers of the Company. The Company may have as its Officers a Chairman, a President, a Chief Executive Officer, a Chief Financial Officer, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and such other Officers as the Board of Managers may determine. The initial Chairman of the Company shall be Scott Petersen, subject to the provisions of Section 5.07(b) and (d) below. Except as otherwise provided in this Section 5.07(a), the Officers of the Company; including the Chairman, shall be elected and may be removed from time to time by the Board of Managers.

                  (b) DUTIES OF OFFICERS. Except as may be otherwise provided by the Board of Managers in a writing filed with the records of the Company, a person holding the title of an Officer set forth below shall have the power and the duties set forth below:

                           (i) CHAIRMAN. The Chairman's duties shall be
ministerial in nature, consisting of the ability to preside over Board of Managers meetings and to vote at such meetings as a member of the Board of Managers only. The Chairman shall not be an officer of the Company with the power to bind the Company, nor shall the Chairman have the authority to supervise the Officers of the Company independent of the Board of Managers.

                           (ii) CHIEF EXECUTIVE OFFICER. The Chief Executive
Officer shall, subject to the direction of the Board of Managers, have general charge and supervision of the business of the Company including, without limitation, supervising the management of the locations where the Company is doing business, overseeing the design and implementation of new business concepts and locations. In addition, the Chief Executive Officer shall perform such other duties and shall have such other powers as the Board of Managers may from time to time prescribe.

                           (iii) PRESIDENT. The President shall, subject to
the direction of the Board of Managers, have general charge and supervision of the administration of the Company including, without limitation, preparation of the Annual Budget, and an annual update of the Business Plan for approval by the Board of Managers. In addition, the President shall perform such other duties and shall have such other powers as the Board of Managers shall from time to time prescribe.

                           (iv) CHIEF FINANCIAL OFFICER. The Chief Financial
Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including account of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and ownership interests. The books of account shall at all reasonable times be open to inspection by any Manager.

                  (c) TENURE. Each Officer shall hold office until his successor is appointed and qualified, unless a different term is specified by the Board of Managers in appointing him or her, or until his or her earlier death, resignation or removal.

                  (d) RESIGNATION AND REMOVAL. Any Officer may resign by delivering written resignation to the Board of Managers at the Company's principal office. Such resignation shall be effective upon receipt, in accordance with the notice provisions in Section 16.01 of this Agreement, unless it is specified to be effective at some other time or upon the happening of some other event. Except as otherwise provided in a separate written agreement between the Company and any Officer, any Officer, including the Chairman, may be removed at any time, with or without cause, by the Board of Managers, and all Officers shall serve in the sole discretion of the Board of Managers.

                  (e) VACANCIES. The Board of Managers may fill any vacancy occurring in any office, including the Chairman, for any reason and may, in its discretion, leave any office unfilled for such period as it may determine. Each such successor shall hold office for the unexpired term, if any was specified for his or her predecessor, and until his or her successor is appointed and qualified, or until his or her earlier death, resignation or removal.

         5.08 BUSINESS PLAN. Hilton and LodgeNet shall jointly prepare a business plan for the Company (the "BUSINESS PLAN"), including a detailed operating budget through December 31, 2001, a five-year financial plan and a general description of key underlying assumptions and strategies for presentation to the Board of Managers prior to sixty (60) days from the date hereof.

         5.09 AGREEMENTS.

                  (a) Concurrent with the execution of this Agreement, the Company and LodgeNet will execute a Distribution and Carriage Agreement ("DISTRIBUTION AGREEMENT").

                  (b) Concurrent with the execution of this Agreement, the Company and Hilton will negotiate and execute a Content Carriage Agreement ("CONTENT CARRIAGE AGREEMENT").

                  (c) Concurrent with the execution of this Agreement, the Company shall execute a Services Agreement ("Administrative Services Agreements") with Hilton in substantially in the form of the Administrative Services Agreement with LodgeNet or for services substantially similar to Exhibit A(4) thereto.

         5.10 MILESTONE. LodgeNet and Hilton shall use commercially reasonable best efforts to ensure that the Company has a portal for Internet access as soon as reasonably practicable after the execution of this Agreement, which the parties currently estimate will be six (6) months following the commencement of operations of the Company as set forth in the Business Plan. When the Company has available a deployable portal, LodgeNet shall convert to the Company's portal as soon as reasonably practicable thereafter and in any event within ninety (90) days of such date (the "PORTAL USE DATE"). Notwithstanding the foregoing, beginning January 1, 2001, the Company shall be entitled to and LodgeNet shall promptly pay over to the Company all cash flows, if any, derived by LodgeNet from the sale, marketing or distribution by LodgeNet of any New Media services as defined in the Distribution Agreement. As used in this Section 5.10, "cash flows" means (a) revenues less (b) direct cost of sales and direct operating costs, including connectivity costs. Hilton shall, until ninety (90) days following the Portal Use Date, use commercially reasonable best efforts to cause LodgeNet's portal to be utilized at Hilton owned, managed and licensed hotels that utilize LodgeNet's services under the Master Services Agreement.

                                    ARTICLE 6

                                    MEMBERS

         6.01 AUTHORITY; LIABILITY TO THIRD PARTIES. No Member has any authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company. No member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of court.

         6.02 VOTING RIGHTS. No Member has any voting right except with respect to those matters specifically set forth in this Agreement and as required in the Act.

         6.03 WITHDRAWAL; RESIGNATION. Except as otherwise provided in Sections 10.09 and 12.02 and Article 11 hereof, no Member shall demand or receive a return on or of its Capital Contributions without the consent of the Board of Managers in accordance with the provisions of Section 5.04 hereof. Each Member hereby waives any and all rights such Member may have to withdraw and/or resign from the Company pursuant to Section 18-603 of the Act and hereby waives any and all rights such Member may have to receive the fair value of such Member's interest in the Company upon such withdrawal, resignation and/or retirement pursuant to Section 18-604 of the Act.

         6.04 PARTITION. Each Member waives any rights to have any Company property partitioned, or to file a complaint or to institute any suit, action or proceeding at law or in equity to have any Company property partitioned, and each Member, on behalf of itself, its successors and its assigns, hereby waives any such right.

         6.05 CONFIDENTIALITY. Except as contemplated hereby or required by law, a court of competent jurisdiction, or the rules and regulations of the SEC, each Member shall keep confidential and shall not disclose to others and shall use its reasonable efforts to prevent its Affiliates and any of its, or its Affiliates' present or former employees, agents, and representatives from disclosing to others without the prior written consent of the Board of Managers any information that (a) pertains to this Agreement, any negotiations pertaining hereto, any of the transactions contemplated hereby, or the Business of the Company or (b) is confidential or proprietary information of any Member or the Company. No Member shall use, and each Member shall use its reasonable efforts to prevent its Affiliates and any of its, or its Affiliates', present or former employees, agents, and representatives (including the Managers designated by such Member) from using, any information that (x) pertains to this Agreement, any negotiations pertaining hereto, any of the transactions contemplated hereby, or the Business of the Company, or (y) is the confidential or proprietary information of any Member or the Company, except in connection with the transactions contemplated hereby and the operations of the Business or as otherwise permitted by the Board of Managers. The term "confidential information" is used in this Section 6.05 to describe information that is confidential, non-public or proprietary in nature, was provided to such Member or its representatives by the Company, any other Member, or such Persons' agents, representatives or employees, and relates, either directly or indirectly, to the Company or the Business. Information that (1) is available, or becomes available, to the public through no fault or action by such Member and any of its, or its Affiliates', present or former employees, agents and representatives, (2) becomes available on a non-confidential basis from any source other than the Company, any other Member, any Affiliate of a Member, or such Persons' present or former employees, agents and representatives and such source is not prohibited from disclosing such information by legal, contractual or fiduciary obligations, (3) is in the possession of any Member prior to being furnished to such Member in connection with the transactions contemplated hereby or in connection with the Business, provided that the source of such information was not prohibited from disclosing the information to such Member by legal, contractual or fiduciary obligations, (4) is independently developed by the Member, (5) is approved for release by written authorization of the Member owning such information, and released within the terms of such approval, or (6) is disclosed pursuant to the lawful requirement or request of a governmental agency or disclosure is required or permitted by operation of law, court order, civil process or stock exchange, shall not be deemed to be confidential information. In addition to the foregoing, the Company shall not
(A) use in advertising or publicity the name of any Member, or any partner or employee of any such Member, or any of such Member's Affiliates, or any trade name, trademark, trade service, service mark, symbol or abbreviation, contraction or simulation thereof owned by such Member, without the prior written consent of such Member or (B) represent that any product or service provided by the Company has been approved or endorsed by any Member without the prior written consent of such Member and no Member shall issue an independent press release with respect to this Agreement or the transaction contemplated hereby without the prior written consent of the other Member.

         6.06 OTHER INSTRUMENTS. Each Member hereby agrees to execute and deliver to the Company as soon as reasonably practicable, but in any event in no more than ten (10) days after receipt of a written request therefor, such other and further documents and instruments, statements of interest and holdings, designations, powers of attorney and other instruments and to take such other action as the Board of Managers deems necessary and appropriate and reasonably requests to comply with any laws, rules or regulations as may be necessary to enable the Company to fulfill its responsibilities under this Agreement; PROVIDED, HOWEVER, that a Member shall not be required to execute and deliver any document or instrument or to take any action that could reasonably be expected to lead to liability or obligation on the part of any Member.

         6.07 NON-SOLICITATION. The Company agrees not to employ as an employee or retain as a consultant any Person who at the time of execution of this Agreement, or at any time during the term hereof, was an employee of or consultant to either of the Members, or persuade or attempt to persuade any employee of or consultant to the Members to leave the employ of either such Member or to become employed as an employee by or retained as a consultant to anyone other than such Member without the prior written consent of such Member which consent shall not be unreasonably withheld, delayed or conditioned and without the payment of any fee, cost or reimbursement; provided, however, that this Section 6.07 shall not apply to any Person who was not employed by or retained as a consultant by a Member during any of the six (6) month period preceding the date of such offer, solicitation, engagement or commencement of such business relationship.

                                    ARTICLE 7

                   LIMITATION OF LIABILITY AND INDEMNIFICATION

         7.01 LIMITATION OF LIABILITY. No Member (or any Member's Affiliates, agents, officers, partners, employees, representatives, directors or stockholders) or Manager shall be personally liable to the Company for expenses, liabilities and losses (including attorneys' fees, judgments, fines or penalties and amounts paid in settlement) arising out of or in connection with the conduct of the Business by the Company or of an Affiliate of the Company from the date of this Agreement except to the extent that (i) exemption from liability or limitation thereof is not permitted under the Act as in effect at the time such liability or limitation thereof is determined or (ii) such liability arose or resulted from the gross negligence, willful misconduct or fraudulent acts of such Person.

         7.02 INDEMNIFICATION.

                  (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was a Member or Manager, director, Officer, employee or agent of the Company or is or was serving at the request of the Company as a Manager, director, Officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise (including service with respect to an employee benefit plan) (an "INDEMNITEE") shall be indemnified and held harmless by the Company to the fullest extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection with the conduct of the Business by the Company or an Affiliate of the Company from the date of this Agreement, other than in either case expenses, liabilities and losses arising as a result of such Indemnitee's gross negligence, willful misconduct or fraudulent acts; PROVIDED, HOWEVER, that, except with respect to proceedings to enforce rights to indemnification or as otherwise required by law, the Company shall not be required to indemnify or advance expenses to any such Indemnitee in connection with a proceeding initiated by such Indemnitee unless such proceeding was authorized by the Board of Managers.

                  (b) The right to indemnification conferred in Section 7.02(a) shall include the right to be paid by the Company the expenses (including reasonable attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Act so requires, an advancement of expenses incurred by an Indemnitee in his capacity as a Member or Manager (and not in any other capacity in which service was or is rendered by such Indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon the delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to indemnification for such expenses under this Section 7.02(b) or otherwise. The rights to indemnification and to advancement of expenses conferred in Section 7.02(a) and this Section 7.02(b) shall continue as to an Indemnitee who has ceased to be a Member or Manager and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. Any repeal or modification of any of the provisions of this Section 7.02 shall not adversely affect any right of protection of an Indemnitee existing at the time of such repeal or modification.

                  (c) The rights to indemnification and to the advancement of expenses conferred in this Section 7.02 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute or agreement or any vote of the Board of Managers or Members.

                  (d) With respect to the initiation, conduct or settlement of litigation or other legal proceedings involving claims for monetary damages or equitable or other relief, or both, from the Company and any Member (or its Affiliates), such Member shall be entitled to both (i) approve in advance the legal counsel selected to represent the Company and such Member jointly or to retain at the Company's expense (subject to the provisions of this Article 7) separate legal counsel and (ii) approve any admissions or acknowledgments of culpability, responsibility or negligence of or otherwise relating to such Member.

                  (e) The Company may, to the extent authorized by the Board of Managers, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Section 7.02 with respect to the indemnification and advancement of expenses of Members or Managers of the Company.

                                    ARTICLE 8

                         REPRESENTATIONS AND WARRANTIES

         8.01 IN GENERAL. As of the date hereof, each of the Members hereby makes each of the representations and warranties applicable to such Member as set forth in Section 8.02 hereof. All of such warranties and representations shall survive the execution of this Agreement.

         8.02 REPRESENTATIONS AND WARRANTIES. Each Member hereby severally (and not jointly) represents and warrants as to itself that:

                  (a) DUE INCORPORATION OR FORMATION; AUTHORIZATION OF AGREEMENT. Such Member is a corporation duly organized or a partnership or limited liability company duly formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate, partnership, company or individual power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such Member is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. Such Member has the corporate, partnership, company or individual power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate, partnership or company action, to the extent required. This Agreement constitutes the legal, valid and binding obligation of such Member.

                  (b) NO CONFLICT WITH RESTRICTIONS; NO DEFAULT. Neither the execution, delivery, and performance of this Agreement nor the consummation by such Member of the transactions contemplated hereby (i) will conflict with, violate, or result in a breach of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator, applicable to such Member, or (ii) will conflict with, violate, result in a breach of, or constitute a default under any of the terms, conditions, or provisions of the certificate of incorporation, bylaws, partnership agreement or operating agreement, if any, of such Member or of any material agreement or instrument to which such Member is a party or by which such Member is bound or to which any of its material properties or assets is subject.

                  (c) GOVERNMENTAL AUTHORIZATIONS. There are no authorization, consents, permits, licenses, or approvals of, or declarations, registrations or filings with, any governmental or regulatory authority or any other person required by such member in connection with the valid execution, delivery or performance by such Member of this Agreement or the consummation of the transactions consummated hereby, except where the failure to obtain or make any of the foregoing would not have a material adverse effect on such Member's ability to perform its obligation hereunder.

                  (d) LITIGATION. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of such Member, threatened against or affecting such Member in any court or before or by any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which would, if adversely determined (or, in the case of an investigation could lead to any action, suit, or proceeding, which if adversely determined would) reasonably be expected to materially impair such Member's ability to perform its obligations under this Agreement; and such Member has not received any currently effective notice of any default, and such Member is not in default, under any applicable order, writ, injunction, decree, permit, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator that would reasonably be expected to materially impair such Member's ability to perform its obligations under this Agreement or to have a material adverse effect on the financial condition of such Member.

                  (e) INVESTIGATION. Such Member's acquisition of its Unit is being made for its own account for investment, and not with a view to the sale or distribution thereof. Such Member is a sophisticated investor possessing an expertise in analyzing the benefits and risks associated with acquiring investments that are similar to the acquisition of its Units. Such Member is financially able to bear the economic risk of an investment in the Company and has no need for liquidity in the investment. Furthermore, the financial capacity of such Member is of such a proportion that the total costs of such Member's investment in the Company is not material when compared with such Member's total financial capacity. Such Member (i) has received all information that such Member deems necessary to make an informed investment decision with respect to an investment in the Company, (ii) has had the unrestricted opportunity to make such investigation as such Member desires pertaining to the Company and (iii) has had the opportunity to ask questions of representatives of the Company and such Member's investment.

                  (f) ACCREDITED INVESTOR. Such Member acknowledges that the Units have not been registered under the Securities Act or qualified under any applicable state securities laws in reliance on the Member's representations, warranties, acknowledgments and agreements herein. Each Member certifies that such Member is an "Accredited Investor" as defined in Rule 501(a) of Regulation D of the Securities Act.

                  (g) DISCLOSURE. No representation or warranty of a Member contained in this Agreement or any agreement referred to herein or in any certificate or written statement furnished to the other Members by or on behalf of such Member for use in connection with the transactions contemplated by this Agreement or the other agreements referred to herein contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no fact known (or which upon the reasonable exercise of diligence should be known) to such Member (other than matters of a general economic nature) that has had, or could reasonably be expected to result in, (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of such Member, or (ii) the impairment of the ability of such Member to perform, or of the other Members to enforce, this Agreement.

                  (h) BROKERS OR FINDERS. Such Member has not incurred and will not incur, directly or indirectly, as a result of any action taken by such Member, any liability to or obligation of the Company for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereunder.

                                    ARTICLE 9

                          ACCOUNTING, BOOKS AND RECORDS

         9.01 ACCOUNTING, BOOKS AND RECORDS.

                  (a) The Company shall keep on site at its principal place of business each of the following:

                           (i) Separate books of account for the Company that
shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the conduct of the Company and the operation of the Business in accordance with this Agreement;

                           (ii) A current list of the full name and last known
business, residence or mailing address of each Member and Manager, both past and present;

                           (iii) A copy of the Certificate and all amendments
thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

                           (iv) Copies of the Company's and all of its
Subsidiaries' federal, state, and local income tax returns and reports, if any, for the three most recent years;

                           (v) Copies of the Transaction Documents and any
amendments thereto;

                           (vi) Copies of any writings permitted or required
under Section 18-502 of the Act regarding the obligation of a Member to perform any enforceable promise to contribute cash or property or to perform services as consideration for such Member's Capital Contribution;

                           (vii) The minutes of any meetings or other actions of
the Board of Managers or any committee thereof; and

                           (viii) Any written consents obtained from Members
pursuant to Section 18-302 of the Act regarding action taken by Members without a meeting.

                  (b) The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly. Each Member shall be entitled to inspect and copy the books and records of the Company during normal business hours at such time and in such depth as such Member deems necessary upon reasonable advance notice to the Company, and the Company will provide to such Member such other information in its possession in connection with such materials as may be requested by such Member.

         9.02 REPORTS.

                  (a) PERIODIC AND OTHER REPORTS. The Company shall cause to be delivered to each Member the financial statements listed in clauses (i) and (ii) below, prepared, in each case (other than with respect to Members' Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied.

                           (i) As soon as practicable following the end of each
Fiscal Year (and in any event not later than sixty (60) days after the end of such Fiscal Year) and at such time as distributions are made to the Members pursuant to Article 12 hereof following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Members' Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company's accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end.

                           (ii) As soon as practicable following the end of each
fiscal quarter (and in any event not later than thirty (30) days after the end of each such fiscal quarter), a management report and an unaudited balance sheet of the Company as of the end of such quarter and the related unaudited statements of operations for such fiscal quarter and for the Fiscal Year to date, in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the prior Fiscal Year's corresponding fiscal quarter and interim period just completed. Each such unaudited quarterly balance sheet and the related unaudited statements of operations shall be prepared in a manner consistent with the preparation of the Company's audited balance sheet and audited statements of operations, except for the statements of cash flows and accompanying notes thereto, pursuant to Section 9.02(a)(i).

                  (b) INFORMATION FOR EARNINGS RELEASES. The Company shall also cause to be delivered to each Member financial information so as to enable such Member to prepare and disclose its earnings release information within thirty
(30) days following the end of such Member's fiscal year and within fifteen (15) days following the end of such Member's fiscal quarter.

         9.03 TAX MATTERS.

                  (a) TAX ELECTIONS. Subject to Section 5.04(b)(xiv) hereof, the Board of Managers shall, without any further consent of the Members being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes as it determines are appropriate; PROVIDED, HOWEVER, that no election shall be made to treat the Company as other than a partnership for federal, state or local income tax purposes without the unanimous approval of the Members.

                  (b) TAX PROCEEDINGS. Hilton is specifically authorized to act as the initial "Tax Matters Partner" under the Code and in any similar capacity under state or local law. Subject to Section 5.04(b)(xv) hereof, the Tax Matters Partner shall, to the extent provided in Code Sections 6221 through 6231 and similar provisions of federal, state, local or foreign law, elect to represent the Company and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company; PROVIDED, HOWEVER, subject to

Section 5.04(b)(xv) hereof, the Tax Matters Partner shall not (i) sign any consent, (ii) enter into any settlement agreement or (iii) compromise any dispute with the Internal Revenue Service or any other taxing authority without the approval of the Board of Managers. The Board of Managers shall cause the Company to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters. The Tax Matters Partner shall provide notice (including a copy of all relevant documents) to all Members as follows:
(i) within ten (10) days after it receives notice from the Internal Revenue Service or from any foreign, state or local governmental taxing authority (a "TAXING AUTHORITY") of any administrative proceeding with respect to an examination of or a proposed adjustment to, any item of income, gain, loss, deduction or credit of the Company, (ii) from time to time, within the reasonable discretion of the Tax Matters Partner, of the current status of any administrative proceeding referred to in clause (i) hereof, (iii) with respect to any request filed by the Company with any Taxing Authority for an administrative adjustment to any item of income, gain, loss, deduction or credit of the Company, a copy of such request at least ten (10) days prior to submission, and (iv) a copy of any other non-ministerial notices or communications received by the Company from any Taxing Authority. All reasonable and customary costs incurred by the Tax Matters Partner in performing under this subsection (b) shall be paid by the Company. Nothing in this Section 9.03(b) shall limit the ability of a Member to take any action in his individual capacity in connection with Tax audit matters relating to the Company that are left to the determination of an individual Member under Sections 6221 through 6231 of the Code or any similar state or local provision.

                  (c) TAX INFORMATION. Necessary tax information shall be delivered to each Member as soon as practicable after the end of each Fiscal Year of the Company but not later than March 1 of each Fiscal Year.

                                   ARTICLE 10

           TRANSFERS; EQUITY INCENTIVE PLAN; TERMINATION OF EMPLOYMENT

         10.01 TRANSFER OF UNITS BY MEMBERS.

                  (a) Prior to the Company's initial public offering which is a Qualified Public Offering, neither Hilton nor LodgeNet may, directly or indirectly, Transfer such Member's Units (other than to a Permitted Transferee pursuant to the terms hereof) without the prior written approval of the Board of Managers, which approval may be given or withheld in such Managers' or representatives' sole and absolute discretion.

                  (b) No transfer of the Units of a Member (including to a Permitted Transferee) shall be made if, in the opinion of counsel to the Company, such Transfer (i) may not be effected without registration under the Securities Act, or (ii) would result in the violation of any applicable state securities laws.

         10.02 OTHER TRANSFER PROVISIONS. Any purported Transfer by a Member of all or any part of such Member's Units, or any economic rights associated with such Member's Units in violation of this Article 10 shall be null and void and of no force or effect and such purported transferee shall not be entitled to any allocations or distributions with respect to such Units (or such economic rights) and shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect any books or records of the Company, and shall not have any of the rights of a Member or assignee under the Act or this Agreement. The rights to such allocations and distributions and the other rights set forth in this Section
10.02 shall continue to be held by the purported transferor of the Units (or associated economic rights).

         10.03 RIGHT OF FIRST OFFER. Subject to the consent requirements of
Section 10.01, the Transfer of all or any part of a Unit in the Company to any Person other than a Permitted Transferee (a "PURCHASER") by Hilton or LodgeNet (or a Permitted Transferee of the foregoing) shall be subject to a right of first offer granted to the Company and a right of second offer to all other Members on the terms set forth below.

                  (a) The transferring Member shall first deliver to the Company and Hilton and LodgeNet (the "OFFERED MEMBERS") a written notice (an "OFFER NOTICE"), that shall (a) state the transferring Member's intention to Transfer Units to one or more Persons in a bona fide, arm's-length transaction, the amount of Units to be Transferred (the "SUBJECT UNITS"), the purchase price therefor (which shall be payable in cash) and a summary of the other material terms of the proposed Transfer and (b) offer the Company and the Offered Members the option to acquire all or a portion of such Subject Units upon the terms and subject to the conditions of the proposed Transfer as set forth in the Offer Notice (the "OFFER"); PROVIDED that such Offer may provide that it must be accepted by the Company and the Offered Members (in the aggregate) on an all or nothing basis (an "ALL OR NOTHING SALE"). The Offer shall remain open and irrevocable for the periods set forth below (and, to the extent the Offer is accepted during such periods, until the consummation of the sale contemplated by the Offer). The Company shall have the right and option, for a period of thirty
(30) days after delivery of the Offer Notice (the "COMPANY ACCEPTANCE PERIOD"), to accept all or any part of the Subject Units at the cash purchase price and on the terms stated in the Offer Notice. Such acceptance shall be made by delivering a written notice to the transferring Member and each of the Offered Members within the Company Acceptance Period.

                  (b) If the Company shall fail to accept all of the Subject Units offered pursuant to, or shall reject in writing, the Offer (the Company being required to notify in writing to the transferring Member and each of the Offered Members of its rejection or failure to accept in the event of the same), then, upon the earlier of the expiration of the Company Acceptance period or the date five days immediately after the giving of such written notice of rejection or failure to accept such offer by the Company, each Offered Member shall have the right and option, for a period of ten (10) days thereafter (the "MEMBER ACCEPTANCE PERIOD"), to accept for purchase at the cash purchase price and on the terms stated in the Offer Notice up to the amount of Subject Units so offered and not accepted by the Company (the "REFUSED UNITS") equal to the product of (a) the aggregate amount of Refused Units multiplied by (b) such Offered Member's First Offer Ratio; provided, however, that, if the Offer contemplated an All or Nothing Sale, the Offered Members who purchase Refused Units pursuant to this Section 10.03 must, in the aggregate, accept the Offer with respect to all, but not less than all, of the Refused Units, at the cash purchase price and on the terms stated in the Offer Notice. Such acceptance shall be made by an Offered Member by delivering a written notice to the Company and the transferring Member within the Member Acceptance Period specifying the amount of Units such Offered Member will purchase (the "FIRST OFFER UNITS"). If, upon the expiration of the Member

Acceptance Period, the aggregate amount of the Refused Units exceeds the aggregate amount of First Offer Units (such excess being referred to herein as "EXCESS REFUSED UNITS"), each Offered Member (each, an "ACCEPTING MEMBER") who, during the Member Acceptance Period, accepted the Offer with respect to the maximum amount of the Refused Units allocable to such Offered Member pursuant to the first sentence of this Section 10.03(b), shall have the right and option to accept within ten (10) days following conclusion of the Member Acceptance period (the "EXCESS PERIOD") for purchase at the cash purchase price and on the terms stated in the Offer Notice the amount of Excess Refused Units equal to the product of (a) the aggregate amount of Excess Refused Units multiplied by (b) such Accepting Member's Accepting Member Ratio. All acceptances of Subject Units by an Offered Member pursuant to an Offer shall be irrevocable.

                  (c) If effective acceptance shall not be received pursuant to this Section 10.03 with respect to all of the Subject Units offered for sale pursuant to the Offer Notice, then the transferring Member may Transfer all or any portion of the Subject Units so offered for sale and not so accepted (or, in the case of an All or Nothing Sale, all, but not less than all, of the Subject Units offered for sale pursuant to the Offer Notice), at a cash price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the Offer Notice at any time within ninety (90) days after the expiration of the Member Acceptance Period or the Excess Period, as applicable (the "SALE PERIOD"). In the event that all of the Subject Units are not sold by the transferring Member during the Sale Period, the right of the transferring Member to Transfer such Units shall expire and the obligations of this Section 10.03 shall be reinstated.

                  (d) All Transfers of Subject Units to the Offered Members pursuant to this Section 10.03 shall be made free and clear of all liens (other than this Agreement) and shall be consummated contemporaneously at the offices of the Company on the later of (a) a mutually satisfactory business day within thirty (30) days after the expiration of the Member Acceptance Period or the Excess Period, as applicable, and (b) the fifth business day following the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1974 applicable to such Transfers, or at such other time and/or place as the parties may agree. The delivery of certificates or other instruments evidencing such Subject Units duly endorsed for transfer shall be made on such date against payment of the purchase price for such Subject Units.

         10.04 CERTAIN SALES RESTRICTED. Each Member agrees that, notwithstanding any provision of this Agreement to the contrary, it will not Transfer or agree to Transfer Units to a Person (other than an Affiliate of such Member) that to the knowledge of the transferring party is primarily engaged in the Company's Business as then conducted.

         10.05 PROHIBITED TRANSFERS. In the case of a Transfer or attempted Transfer of Units that is not made in accordance with all applicable terms and provisions of this Agreement, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that the Company and any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, attorneys' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

         10.06 INTENTIONALLY DELETED.

         10.07 ADMISSION OF SUBSTITUTED MEMBERS. Subject to the other provisions of this Article 10, a transferee of Units may be admitted to the Company as a substituted Member only upon satisfaction of the conditions set forth in this
Section 10.07:

                  (a) The Units with respect to which the transferee is being admitted was acquired by means of a Transfer made in accordance with all applicable terms and provisions of this Agreement;

                  (b) The transferee of Units (other than, with respect to clauses (i) and (ii) below, a transferee that was a Member prior to the Transfer) shall, by written instrument in form and substance reasonably satisfactory to the Board of Managers (and, in the case of clause (iii) below, the transferor Member), (i) make representations and warranties to each nontransferring Member equivalent to those set forth in Article 8, (ii) accept and adopt the terms and provisions of this Agreement, including this Article 10, and (iii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Units. The transferor Member shall be released from all such assumed obligations except (x) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement, and (y) those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer.

                  (c) The transferee pays or reimburses the Company for all reasonable legal, filing, and other costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the transferred Units; and

                  (d) Except in the case of a Transfer involuntarily by operation of law, if required by the Board of Managers, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Board of Managers reasonably deems necessary or appropriate to effect, and as a condition to, such Transfer, including amendments to the Certificate or any other instrument filed with the State of Delaware or any other state or governmental authority.

         10.08 REPRESENTATIONS REGARDING TRANSFERS; LEGEND.

                  (a) Each Member hereby severally (and not jointly) represents to, and covenants and agrees with, the Company, for the benefit of the Company and all Members, that (i) it is not currently making a market in Units and will not in the future make a market in Units without the prior approval of the Board of Managers, (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as "matching services" as being a secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not approved in advance by the Board of Managers.

Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 10.08(a) and to Transfer such Units only to Persons who agree to be similarly bound.

                  (b) Each Member hereby severally (and not jointly) represents and warrants to the Company and the Members that such Member's acquisition of Units hereunder, as the case may be, is made as principal for such Members own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend may be placed upon any counterpart of this Agreement, the Certificate, or any other document or instrument evidencing ownership of Units:

         THE INTERESTS REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THESE INTERESTS HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. SUCH INTERESTS MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS THE HOLDER SHALL HAVE OBTAINED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         THE INTERESTS REPRESENTED BY THIS DOCUMENT ARE SUBJECT TO FURTHER RESTRICTION AS TO THEIR SALE, TRANSFER, PLEDGE, HYPOTHECATION, OR ASSIGNMENT AS SET FORTH IN THE COMPANY'S OPERATING AGREEMENT.

         The Company shall cause such legend to be removed at such time as the Company is advised by its counsel that such legend may be removed, or the Company has received an opinion of counsel to a Member, in form and substance reasonably satisfactory to the Company, that such legend may be removed.

         10.09 DISTRIBUTIONS AND ALLOCATIONS IN RESPECT OF TRANSFERRED UNITS. If any Units are Transferred during any Allocation Year in compliance with the provisions of this Article 10, Profits, Losses, each item thereof, and all other items attributable to the transferred Units for such Allocation Year shall be divided and allocated between the transferor and the transferee by taking into account the varying number of Units held during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Board of Managers. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Neither the Company nor any Member, Manager or Officer shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.09, whether or not any Member, Manager or Officer or the Company has knowledge of any Transfer of ownership of any Units

         10.10 TERMINATION OF CERTAIN RIGHTS. Upon the occurrence of an initial public offering which is a Qualified Public Offering, Sections 10.01 and 10.03 hereof shall terminate.

         10.11 EQUITY INCENTIVE PLAN. In order to promote the interests of the Company, and to provide eligible persons with the opportunity to acquire a proprietary interest in the Company as an incentive for them to remain in the service of the Company, the Company shall adopt an equity incentive plan ("EQUITY INCENTIVE PLAN") under which it shall be authorized to issue options and other forms of equity incentives to Officers, key management, employees, consultants and advisors. The number of authorized units subject to such plan and the details of the Plan and participants thereunder shall be determined by the Board of Managers as soon as reasonably practicable after the execution of this Agreement by the parties hereto.

         10.12 BUY/SELL AGREEMENT.

                  (a) BUY/SELL ELECTION. Either Hilton or LodgeNet (the "ELECTING MEMBER") shall have the right, but not the obligation, to implement the buy/sell procedures set forth in this Section 10.12 by delivering written notice ("ELECTION NOTICE") to the other party, LodgeNet or Hilton, as the case may be as follows: (i) Hilton shall have the right to implement the buy/sell provisions set forth in this Section 10.12 in the event that either:
(A) the Master Services Agreement is terminated by Hilton or (B) the Distribution Agreement is terminated by InnMedia, in either case based on a breach of said agreement by LodgeNet; and (ii) LodgeNet shall have the right to implement the buy/sell provisions set forth in this Section 10.12 in the event that either (A) the Master Services Agreement is terminated by LodgeNet or (B) the Content Carriage Agreement is terminated by InnMedia, in either case, based on a breach of said agreement by Hilton. The Election Notice shall be delivered in writing within 120 days of such termination and shall set forth a stated value (the "STATED VALUE"), determined in the sole discretion of the Electing Member, for all of the assets of the Company.

                  (b) DETERMINATION OF THE PURCHASE PRICE. For purposes of this Section 10.12, the purchase price ("PURCHASE PRICE") for Hilton's or LodgeNet's Units shall equal one hundred percent (100%) of the aggregate amount of cash which would be distributed to such Member pursuant to Section
12.02 if (i) the assets of the Company were sold for their Stated Value as of the effective date of the Election Notice, (ii) the liabilities of the Company were liquidated pursuant to Section 12.02(a), (iii) a reserve was not established for liabilities of the Company pursuant to Section 12.03(a), and
(iv) the Company made its required distributions to the Members in cash pursuant to Section 12.02. The Purchase Price shall include cash which would be paid to such Member or any Affiliate of such Member in respect of debts and liabilities owed to such Member or Affiliate by the Company as of the effective date of the Election Notice. For purposes of this Section 10.12(b) only, amounts receivable or payable between Hilton and LodgeNet or any Affiliate thereof shall be considered as debts of the Company owed to Hilton or LodgeNet, or such Affiliate, as the case may be. Within ten (10) days following the effective date of any pertinent Election Notice, the certified public accountants regularly employed by the Company shall determine, in accordance with the provisions of this Section 10.12(b), the Purchase Prices for the respective Units of Hilton and LodgeNet and shall deliver written notice ("ACCOUNTANT'S NOTICE") of such Purchase Prices to Hilton and LodgeNet. The determination by such accountants of such Purchase Prices (including, without limitation, all components thereof) shall be deemed conclusive with respect to both Hilton and LodgeNet.

                  (c) NON-ELECTING MEMBER'S OPTION. For a period of sixty
(60) days following the effective date of the Accountant's Notice, the Non-Electing Member shall have the option (on the terms and conditions set forth in this Section 10.12) either (i) to purchase all, but not less than all, of the Electing Member's entire Units for the Purchase Price thereof, or
(ii) to sell all, but not less than all, of the Non-Electing Member's entire Units to the Electing Member for the Purchase Price thereof, by delivering written notice of such election to the Electing Member within such sixty
(60)-day period. Failure of the Non-Electing Member to timely and validly make an election in accordance with this Section 10.12(c) shall constitute an election by the Non-Electing Member to sell its entire Unit for the Purchase Price thereof to the Electing Member.

                  (d) CLOSING OF PURCHASE AND SALE. The closing of a purchase and sale pursuant to this Section 10.12 shall be held at the principal office of the Company in California within ninety (90) days following the earlier of
(i) the effective date of the election notice given by the Non-Electing Member pursuant to Section 10.12(c) or (ii) the expiration of the sixty
(60)-day option period set forth in Section 10.12(c). The selling Member shall transfer to the buying Member (or such buying Member's nominee(s)) the entire Units of the selling Member free and clear of all liens, security interests, and competing claims and shall deliver to the buying Member (or such buying Member's nominee(s)) such instruments of transfer and such evidence of due authorization, execution, and delivery, and of the absence of any such liens, security interests, or competing claims, as the buying Member (or such buying Member's nominee(s)) shall reasonably request. The buying Member shall pay the Purchase Price for the selling Member's Unit by delivering, at the closing, cash or one (1) or more certified or bank cashier's checks made payable to the order of the selling Member (or the Selling Member's nominee(s)) in an amount equal to the Purchase Price for the selling Member's Unit.

                  (e) RELEASE AND INDEMNITY. On or before the closing of a purchase and sale held pursuant to this Section 10.12, the buying Member shall use such Member's reasonable efforts to obtain written releases of the selling Member and such selling Member's Affiliates from all liabilities of the Company and from all guaranties of such liabilities of the Company previously executed by the selling Member (and/or such selling Member's Affiliates). To the extent such releases cannot be obtained by the buying Member, the buying Member shall indemnify and hold the selling Member free and harmless from and against any and all claims, liabilities, causes of action, liens, charges, and all other matters arising out of or in connection with the business and affairs of the Company, whether arising prior to or subsequent to the effective date of such closing, except for unknown liabilities arising prior to the effective date of such closing and not taken into account in calculating the Purchase Price for the selling Member's Unit.

                  (f) EFFECT OF BUY/SELL CLOSING. Upon the closing of the purchase and sale pursuant to an Election Notice given by Hilton in accordance with this Section 10.12, (i) the Administrative Services Agreement between the Company and LodgeNet, (ii) the Distribution, (iii) the Content Carriage Agreement and (iv) the Master Services Agreement dated as of the date hereof, by and between LodgeNet and Hilton shall also terminate and upon the closing of the purchase and sale pursuant to an Election Notice given by LodgeNet in accordance with this Section 10.12, the Services Agreement between the Company and Hilton shall also terminate.

                                   ARTICLE 11

                         CONVERSION; REGISTRATION RIGHTS

         11.01 RIGHT TO CONVERT PREFERRED UNITS TO COMMON UNITS.

                  (a) Each holder of Preferred Units may at any time convert any or all of such Units into such number of fully-paid and non-assessable Common Units as is determined by dividing One Dollar ($1.00) (the "BASE PRICE") by the then applicable "CONVERSION PRICE" for such units, determined as herein provided. The initial Conversion Price shall be One Dollar ($1.00) per unit (the "INITIAL CONVERSION PRICE"). The Conversion Price shall be subject to adjustment as provided in Section 11.02.

                  (b) No adjustments with respect to conversion shall be made on account of any accrued but unpaid dividends that may be declared but unpaid on the Preferred Units surrendered for conversion; provided that no dividends shall thereafter be paid on the Common Units unless such unpaid dividends have first been paid to the holders entitled to payment at the time of conversion of the Preferred Units.

                  (c) Before any holder of Preferred Units shall be entitled to convert the same into Common Units, such holder shall surrender the certificate or certificates therefor, duly endorsed, to the office of the Company or any transfer agent for such Preferred Units and shall give written notice to the Company at such office that the holder elects to convert the same. The Company shall as soon as practicable thereafter, issue and deliver at such office to that holder of Preferred Units, certificates for the number of full Common Units to which the holder shall be entitled, together with cash in lieu of any fraction of a unit as hereinafter provided, and, if less than all of the Preferred Units represented by such certificate are converted, a certificate representing the Preferred Units not converted. Such conversion shall be deemed to have been made as of the date the certificate for the Preferred Units is surrendered in accordance with the foregoing requirements and the person or persons entitled to receive the Common Units issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Unit on such date. If the conversion is in connection with an offer of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Preferred Units for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Units issuable upon such conversion of the Preferred Units shall not be deemed to have converted such Preferred Units until immediately prior to the closing of such sale of securities.

                  (d) The Company shall at all times reserve and keep available out of its authorized but unissued Common Units the full number of Common Units deliverable upon conversion of all the then outstanding Preferred Units and deliverable pursuant to Section 2.04 above and shall, at its own expense, take all such actions and obtain all such permits and orders as may be necessary to enable the Company lawfully to issue such Common Units upon the conversion of such Preferred Units. The Company shall from time to time in accordance with applicable laws increase the authorized amount of its Common Units if at any time the number of Common Units remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Units in accordance with the applicable conversion provisions hereof. The Company covenants that all Common Units which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, provided that the Company shall not be responsible for any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Units which is being converted. The Company will take all such action as may be necessary to assure that all such Common Units may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the securities may be listed.

                  (e) No fractional unit shall be issued upon conversion of units of Preferred Units and the number of Common Units to be issued shall be rounded up or down to the nearest whole unit determined on the basis of the total number of Preferred Units the holder is at the time converting into Common Units and the number of Common Units issuable upon such aggregate conversion.

                  (f) Preferred Units which are converted into Common Units as provided herein shall not be reissued and shall no longer be considered as authorized.

                  (g) The Company will at no time close its transfer books against the transfer of any Preferred Units or of any Common Units issued or issuable upon the conversion of any Preferred Units in any manner which interferes with the timely conversion of such Preferred Units, except as may otherwise be required to comply with applicable laws and this Agreement.

                  (h) The Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of Common Units, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the satisfaction of the Company that such tax has been paid.

         11.02 ADJUSTMENT OF CONVERSION PRICE.

                  (a) In the event the Company should at any time or from time to time after the Issuance Date fix a record date for the effectuation of a split or subdivision of the outstanding Common Units or the determination of holders of Common Units entitled to receive a dividend or other Distribution payable in additional Common Units or Common Unit Equivalents, then, following such record date (or the date of such dividend, Distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of Common Units issuable on conversion of each Preferred Unit shall be increased in proportion to such increase in the number of Common Units Outstanding. If the number of Common Units Outstanding at any time after the Issuance Date is decreased by a combination of the Common Units Outstanding, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of Common Units issuable on conversion of each Preferred Unit shall be decreased in proportion to such decrease in the number of Common Units Outstanding.

                  (b) In the event the Company (a) declares a Distribution payable in securities of other persons, evidences of indebtedness issued by this Company or other persons, assets

(excluding cash dividends) or options or rights other than options or rights to subscribe for or purchase Common Units or Convertible Securities; or (b) offers for subscription PRO RATA to the holders of its Common Units any additional units of any class or any other rights, then, in each such case for the purpose of this 11.02, the holders of Preferred Units shall be entitled to a proportionate unit of any such Distribution or additional units or rights as though they hold the number Common Units which their Preferred Units are convertible into as of the record date fixed for the determination of the holders of Common Units of the Company entitled to receive such Distribution.

                  (c) If at any time or from time to time there shall be a recapitalization of the Common Units, provision shall be made so that the holders of Preferred Units shall thereafter be entitled to receive upon conversion of Preferred Units the number of units or other securities or property of the Company or otherwise, to which a holder of Common Units deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 11.02 with respect to the rights of the holders of Preferred Units after the recapitalization to the end that the provisions of this Section 11.02 (including adjustment of the Conversion Price then in effect and the number of units purchasable upon conversion of units of Preferred Units) shall be applicable after that event as nearly equivalent as may be practicable.

                  (d) The provisions of this Section 11.02 shall similarly apply to successive issuances, sales, dividends or other Distributions, subdivisions and combinations on or of the Common Units after the Issuance Date.

                  (e) Upon the occurrence of each adjustment or readjustment of any Conversion Price of Preferred Units pursuant to this Section 11.02, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Units subject to such adjustment a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Units, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Current Conversion Price for the Preferred Units at the time in effect, and (iii) the number of Common Units and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Units.

         11.03 AUTOMATIC CONVERSION. Each Preferred Unit shall be automatically converted into Common Units immediately upon (i) the occurrence of the closing of a firm commitment underwritten public offering covering primary sales of Common Units (represented by shares of capital stock of the Company) involving gross proceeds to the Company or its successor of Fifty Million Dollars ($50,000,000) or more; or (ii) upon the written consent of the holders of at least sixty-six and two thirds percent (66 2/3%) of the outstanding Preferred Units.

         11.04 REGISTRATION RIGHTS. Members of Preferred Units, following conversion to Common Units, shall have the registration right as set forth in Annex 1 attached hereto and incorporated herein.

                                   ARTICLE 12

                           DISSOLUTION AND WINDING UP

         12.01 DISSOLUTION EVENTS.

                  (a) DISSOLUTION. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a "DISSOLUTION EVENT"):

                           (i) Subject to Section 5.04(b)(i), the unanimous
action or written consent of the Board of Managers; or

                           (ii) A judicial determination that an event has
occurred that makes it not reasonably practicable to carry on the Business in conformity with this Agreement.

         The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

                  (b) RECONSTITUTION. If it is determined, by a court of competent jurisdiction, that the Company has dissolved prior to the occurrence of a Dissolution Event, then within an additional ninety (90) days after such determination (the "RECONSTITUTION PERIOD"), Members holding a majority of the total issued and outstanding Units may elect to reconstitute the Company and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited liability company on terms identical to those set forth in this Agreement. Unless such an election is made within the Reconstitution Period, the Company shall liquidate and wind up its affairs in accordance with Section 12.02 hereof. If such an election is made within the Reconstitution Period, then:

                           (i) The reconstituted limited liability company
shall continue until the occurrence of a Dissolution Event as provided in
Section 12.01(a); and

                           (ii) The Certificate and this Agreement shall
automatically constitute the Certificate and Agreement of the reconstituted Company. All of the assets and liabilities of the dissolved Company shall be deemed to have been automatically assigned, assumed, conveyed and transferred to the new Company. No bond, collateral, assumption or release of any Member's or the Company's liabilities shall be required; PROVIDED that the right of the Members to select successor managers and to reconstitute and continue the Business shall not exist and may not be exercised unless the Company has received an opinion of counsel that the exercise of the right would not result in the loss of limited liability of any Member and neither the Company nor the reconstituted limited liability company would cease to be treated as a partnership for federal income tax purposes upon the exercise of such right to continue.

         12.02 WINDING UP. Upon the occurrence of (i) a Dissolution Event or
(ii) the determination by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Dissolution Event (unless the Company is reconstituted pursuant to Section 12.01(b) hereof), the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs, provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 12.02 and the Certificate has been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the winding up and dissolution of the Company, which winding up and dissolution shall be completed within ninety (90) days after (x) the occurrence of the Dissolution Event or (y) the last day on which the Company may be reconstituted pursuant to Section 12.01(b) hereof, as applicable. The Liquidator shall take full account of the Company's liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 12.08 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

                  (a) FIRST, to creditors (including Members and Managers who are creditors) in satisfaction of all of the Company's debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), including, without limitation, to the setting up of any reasonable reserves which the liquidation shall determine to be reasonably required;

                  (b) SECOND, to the holders of the Preferred Units, in satisfaction of the Liquidation Preference in accordance with Section 4.02 hereof; and

                  (c) THE BALANCE, if any, shall be distributed ratably to the holders of Common Units in accordance with Section 4.02 hereof.

                  It is intended that the distributions set forth in this
Section 12.02 comply with the requirement of Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2) that liquidating distributions be made in accordance with positive Capital Accounts. However, if the balances in the Capital Accounts do not result in such requirement being satisfied, no change in the amounts of distributions pursuant to Section 4.02 shall be made, but rather, items of income, gain, loss, deduction and credit will be reallocated among the Members so as to cause the balances in the capital Accounts to be in the amounts necessary so that, to the extent possible, such result is achieved.

         12.03 COMPLIANCE WITH CERTAIN REGULATORY REQUIREMENTS; NO OBLIGATION TO RESTORE DEFICIT CAPITAL ACCOUNTS. In the event the Company is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), and any Member has a deficit balance in such Member's Capital Account (after giving effect to all contributions, distributions and allocations for all Allocation Years, including the Allocation Year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this
Article 12 may be:

                  (a) Distributed to a trust established for the benefit of the Members for the purpose of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to Section 12.02 hereof; or

                  (b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligation owed to the Company; PROVIDED that such withheld amounts shall be distributed to the Members as soon as practicable.

         12.04 RIGHTS OF MEMBERS. Except as otherwise provided in this Agreement, each Member shall look solely to the property of the Company for the return of its Capital Contribution and has no right or power to demand or receive property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Members shall have no recourse against the Company or any other Member, Manager or Officer.

         12.05 NOTICE OF DISSOLUTION; TERMINATION.

                  (a) In the event a Dissolution Event occurs or an event occurs that would, but for the provisions of Section 12.01, result in a dissolution of the Company, the Board of Managers shall, if it determines such to be appropriate under the circumstances, within thirty (30) days thereafter, provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducted business (as determined in the discretion of the Board of Managers) and shall publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the discretion of the Board of Managers).

                  (b) Upon completion of the distribution of the Company's property as provided in this Article 12, the Company shall be terminated, and the Liquidator shall cause the filing of the Certificate of Cancellation pursuant to Section 18-203 of the Act and shall take all such other actions as may be necessary to terminate the Company.

         12.06 ALLOCATIONS DURING PERIOD OF LIQUIDATION. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Members pursuant to Section 12.02 hereof (the "LIQUIDATION PERIOD"), the Members shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article 3 hereof.

         12.07 THE LIQUIDATOR.

                  (a) DEFINITION. The "Liquidator" shall mean a Person (who may be an existing Officer, Manager or Member) appointed by the Board of Managers to oversee the liquidation of the Company.

                  (b) FEES. The Company shall pay such fees to the Liquidator for its service performed pursuant to this Article 12 and reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services as are approved by the Board of Managers.

                  (c) EXONERATION AND INDEMNIFICATION. The Liquidator shall have the same limitations on liability and rights to indemnification as a Manager pursuant to Article 7 of this Agreement.

         12.08 FORM OF LIQUIDATING DISTRIBUTIONS. For purposes of making distributions required by Section 12.02 hereof, the Liquidator may determine whether to distribute all or any portion of the Company's property in-kind or to sell all or any portion of the Company's property and distribute the proceeds therefrom.

                                   ARTICLE 13

                                POWER OF ATTORNEY

         13.01 MANAGERS AS ATTORNEYS-IN-FACT. Each Member hereby makes, constitutes, and appoints each Manager, severally, with full power of substitution and resubstitution, its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file, publish and record (i) all certificates of formation, amended name or similar certificates, and other certificates and instruments (including counterparts of this Agreement) that the Board of Managers may deem necessary to be filed by the Company under the laws of the State of Delaware or any other jurisdiction in which the Company is doing or intends to do business; (ii) any and all amendments, restatements or changes to this Agreement and the instruments described in clause (i), as now or hereafter amended, or otherwise that the Board of Managers may deem necessary to effect a change or modification of the Company in accordance with the terms of this Agreement, including, without limitation, amendments, restatements or changes to reflect (A) any amendments adopted by the Board of Managers or the Members in accordance with the terms of this Agreement, (B) the admission of any substituted Member and (C) the disposition by any Member of its Unit in the Company, except that such power of attorney does not cover any actions that could reasonably be expected to lead to liability or obligation on the part of any Member; (iii) all certificates of cancellation and other instruments which the Board of Managers deems necessary or appropriate to effect the dissolution and termination of the Company pursuant to the terms of this Agreement and (iv) any other instrument of a ministerial nature (and which in any event creates no liability or obligation and makes no admission against interest with respect to any Member) which is now or may hereafter be required by law to be filed on behalf of the Company or is deemed necessary by the Board of Managers to carry out fully the provisions of this Agreement in accordance with its terms. Each Member authorizes each such attorney-in-fact to take any further ministerial action which such attorney-in-fact shall consider necessary or appropriate in connection with any of the foregoing, hereby giving each such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite to be done in connection with the foregoing as fully as such Member might or could do personally, and hereby ratifies and confirms all that any such attorney-in-fact shall lawfully do, or cause to be done, by virtue thereof or hereof except that such power-of-attorney does not cover any actions which could reasonably be expected to lead to liability or obligation on the part of any Member.

         13.02 NATURE OF SPECIAL POWER. The power of attorney granted to each Manager only for so long as he or she remains a Manager pursuant to this
Article 13:

                  (a) Is a special power of attorney coupled with an interest and is irrevocable;

                  (b) May be exercised by any such attorney-in-fact by listing the Members executing any agreement, certificate, instrument, or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for such Members; and

                  (c) Shall survive and not be affected by the subsequent Bankruptcy, insolvency, dissolution, cessation of existence, death or disability of a Member and shall survive the delivery of an assignment by a Member of the whole or a portion of its Units in the Company (except that where the assignment is of such Member's entire Units in the Company and the assignee, with the consent of the Board of Managers, is admitted as a substituted Member, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution) and shall extend to such Member's, or assignee's successors and assigns.

                                   ARTICLE 14

                                    AMENDMENT

         14.01 AMENDMENT. Following a Qualified Public Offering or such time as Hilton and LodgeNet each maintains less than the Minimum Threshold Amount, this Agreement may be amended by the consent or approval of Members holding not less than sixty-six and two thirds percent (66 2/3%) of the total issued and outstanding Units of the Company; EXCEPT that it shall not be amended without the consent of each Member adversely affected if such amendment would
(i) modify the limited liability of such Member, (ii) increase the capital contributions required to be made by such Member, or (iii) alter the interest of such Member in Profits and Losses except as permitted in Section 2.03 herein. Except as otherwise provided in the preceding sentence, any amendment to this Agreement shall be made only in accordance with the approval requirements of Section 5.04(b).

                                   ARTICLE 15

                                   DEFINITIONS

         Capitalized words and phrases used in this Agreement have the following meanings:

         "ACCEPTING MEMBER RATIO" means, with respect to an Accepting Member, a fraction, the numerator of which shall be the total number of Units (including, but not limited to, the Refused Units previously subscribed for pursuant to Section 10.03(b)) held by such Accepting Member, and the denominator of which shall be the total number of Units (including, but not limited to, the Refused Units previously subscribed for pursuant to Section 10.03(b)) held by all Accepting Members who desire to purchase Excess Refused Units.

         "ACCEPTING MEMBER" shall have the meaning set forth in Section 10.03(b) hereof.

         "ACT" means the Delaware Limited Liability Company Act, 6 Del. C.
Section 18-10 1, ET SEQ., as amended from time to time (or any corresponding provisions of succeeding law).

         "Adjusted Capital Account" means, with respect to any Member, the amount of such Member's Capital Account increased by any amounts which such Member is deemed to be obligated to restore pursuant to the penultimate sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations.

         "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:

                  (i) Credit to such Capital Account any amounts which such Member is deemed to be obligated to restore pursuant to the penultimate sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

                  (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
1.704-1(b)(2)(ii)(d)(6) of the Regulations.

         The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

         "ADMINISTRATIVE SERVICES AGREEMENTS" shall have the meaning set forth in Section 5.09(c).

         "AFFILIATE" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any officer, director, general partner, member or trustee of such Person or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms "controlling," "controlled by" or "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such Person or entities; PROVIDED, HOWEVER, that for the purpose of this Agreement, the Company and any of its Subsidiaries shall be considered not to be Affiliates of any Member or its Subsidiaries, and each Member and its Subsidiaries shall be considered not to be Affiliates of the Company or any of its Subsidiaries.

         "AGREEMENT" or "OPERATING AGREEMENT" means this Agreement of InnMedia LLC, as amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires.

         "ALLOCATION YEAR" means (i) the period commencing on the Effective Date and ending on December 31, 2000, (ii) any subsequent Fiscal Year or (iii) any portion of the period described in clauses (i) or (ii) for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article 3 hereof.

         "ALL OR NOTHING SALE" shall have the meaning set forth in
Section 10.03(a) hereof.

         "ANNUAL BUDGET" means the annual budget of the Company prepared by the President that has been approved by the Board of Managers in accordance with this Agreement.

         "BANKRUPTCY" means, with respect to any Person, a "Voluntary Bankruptcy" or an "Involuntary Bankruptcy." A "Voluntary Bankruptcy" means, with respect to any Person (i) the inability of such Person generally to pay its debts as such debts become due, or an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors, (ii) the filing of any petition or answer by such Person seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its Company property or (iii) corporate action taken by such Person to authorize any of the actions set forth above. An "Involuntary Bankruptcy" means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person which petition is not be dismissed within ninety
(90) days, or without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the Company property of such Person which order is not be dismissed within ninety (90) days.

         "BOARD OF MANAGERS" shall mean the Board of Managers established pursuant to Section 5.01 of this Agreement.

         "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York, New York.

         "BUSINESS PLAN" shall have the meaning set forth in Section 5.08.

         "CAPITAL ACCOUNT" means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

                  (i)  To each Member's Capital Account there shall be credited
(A) the amount of cash and the Gross Asset Value of any property contributed by such Member to the Company, (B) such Member's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.03, Section 3.04 or Section 3.05 hereof, and (C) the amount of any Company liabilities assumed by such Member in accordance with Regulations
Section 1.704-1(b)(2)(iv)(c) or which are secured by any Company property distributed to such Member.

                  (ii) To each Member's Capital Account there shall be debited
(A) the amount of cash and the Gross Asset Value of any property distributed by the Company to such Member, (B) such Member's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.03, Section 3.04 or Section 3.05 hereof, and

(C) the amount of any liabilities of such Member assumed by the Company in accordance with Regulations Section 1.704-1(b)(2)(iv)(c) or which are secured by any property contributed by such Member to the Company.

                  (iii) In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b)(4), and shall be interpreted and applied in a manner consistent with such Regulations. Each Member shall have the initial capital account as set forth on SCHEDULE 2.1.

         "CAPITAL CONTRIBUTIONS" means, with respect to any Member, the net value of any property contributed to the Company with respect to the Units in the Company held or purchased by such Member as reflected in Article 2 of this Agreement, including additional capital contributions, if any, made in accordance with the terms of this Agreement.

         "CAPITAL EVENT" means (a) the issuance or sale of Units or other equity interests in the Company to any unaffiliated third party or parties, (b) the sale of all or substantially all of the assets of the Company or all of the membership interests in the Company to an unaffiliated third party, (c) a Qualified Offering, (d) a merger or consolidation of the Company involving an unaffiliated third party or (e) dissolution or liquidation of the Company.

         "CERTIFICATE" means the certificate of formation filed with the Secretary of State of the State of Delaware pursuant to the Act to form the Company, as originally executed and amended, modified, supplemented or restated from time to time, as the context requires.

         "CERTIFICATE OF CANCELLATION" means a certificate filed in accordance with 6 Del. C. Section 18-203.

         "CHAIRMAN" means the Chairman of the Board of Managers, including any interim Chairman. The initial Chairman shall be Scott Petersen.

         "CHIEF EXECUTIVE OFFICER" means the Chief Executive Officer of the Company, including any interim Chief Executive Officer. The initial Chief Executive Officer shall be selected by the Board of Managers.

         "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time.

         "COMMON UNITS" means all Units other than the Preferred Units.

         "COMPANY" means Inn Media LLC, the limited liability company formed pursuant to this Agreement and the Certificate, and the limited liability company continuing the business of the Company in the event of dissolution of the Company as herein provided.

         "COMPANY ACCEPTANCE PERIOD" shall have the meaning set forth in Section 10.03(a) hereof.

         "COMPANY CAPITAL" means an amount equal to the sum of all of the Members' Adjusted Capital Account Deficits determined immediately prior to the allocation to the Members of any Profits or Losses, increased by the aggregate amount of Profits to be allocated to the Members pursuant to Section 3.02 or decreased by the aggregate amount of Losses to be allocated to the Members pursuant to Section 3.01.

         "COMPANY MINIMUM GAIN" shall have the meaning set forth in Section 1.704-2(b)(2) and 1.704-2(d) of the Regulations for "partnership minimum gain."

         "CONTENT CARRIAGE AGREEMENT" shall have the meaning set forth in
Section 5.09(b).

         "DEPRECIATION" means, for each Allocation Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Allocation Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis; PROVIDED, HOWEVER, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Allocation Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board of Managers.

         "DISSOLUTION EVENT" shall have the meaning set forth in Section 12.01 hereof.

         "DISTRIBUTION AGREEMENT" shall have the meaning set forth in Section 5.09(a).

         "EFFECTIVE DATE" means October 9, 2000.

         "EXCESS REFUSED UNITS" shall have the meaning set forth in Section 10.03(b) hereof.

         "EXCESS PERIOD" shall have the meaning set forth in Section 10.03(b) hereof.

         "FIRST OFFER UNITS" shall have the meaning set forth in Section 10.03(b) hereof.

         "FIRST OFFER RATIO" means, with respect to (a) an Offered Member and
(b) determining the rights thereof in connection with an Offer, a fraction, the numerator of which shall be the total number of Units held by such Offered Member, and the denominator of which shall be the total number of Units held by all of the Offered Members.

         "FISCAL YEAR" means for financial accounting, federal, state and local income tax purposes the calendar year or such other fiscal year that may be required by law for federal income tax purposes.

         "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

         "GROSS ASSET VALUE" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Board of Managers; PROVIDED that the initial Gross Asset Values of the asset contributed to the Company pursuant to Section 2.01 hereof shall be as set forth on SCHEDULE 2.1;

                  (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Board of Managers as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a DE MINIMIS Capital Contribution; (B) the distribution by the Company to a Member of more than a DE MINIMIS amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704l(b)(2)(ii)(g); PROVIDED that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Board of Managers reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

                  (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Board of Managers; and

                  (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph
(vi) of the definition of "Profits" and "Losses."

         If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (i), (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

         "HILTON" means Hilton Hotels Corporation, a Delaware corporation.

         "INDEMNITEE" shall have the meaning set forth in Section 7.02 hereof.

         "LIQUIDATION PERIOD" has the meaning set forth in Section 12.06 hereof.

         "LIQUIDATION PREFERENCE" has the meaning set forth in Section 4.02(a) hereof.

         "LIQUIDATOR" has the meaning set forth in Section 12.07(a) hereof.

         "LODGENET" means LodgeNet Entertainment Corporation, a Delaware corporation.

         "LOSSES" has the meaning set forth in the definition of "Profits" and "Losses."

         "MAJORITY VOTE" means, with respect to actions to be taken by Members, the affirmative vote of or consent of Members holding at least a majority of the Units then held by all Members entitled to vote or consent on such action.

         "MANAGER" means any of the individuals elected by the Members to serve on the Board of Managers.

         "MEMBER" means any Person (i) who is referred to as such on SCHEDULE
2.1 or who has become a substituted Member pursuant to the terms of this Agreement and (ii) who has not ceased to be a Member.

         "MEMBER ACCEPTANCE PERIOD" shall have the meaning set forth in Section 10.03(b) hereof.

         "MEMBER NONRECOURSE DEBT" has the same meaning as the term "partner nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

         "MEMBER NONRECOURSE DEBT MINIMUM GAIN" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

         "MEMBER NONRECOURSE DEDUCTIONS" has the same meaning as the term "partner nonrecourse deductions" in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

         "NONRECOURSE DEDUCTIONS" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

         "NONRECOURSE LIABILITY" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

         "OFFER" shall have the meaning set forth in Section 10.03(a) hereof.

         "OFFERED MEMBERS" shall have the meaning set forth in Section 10.03(a) hereof.

         "OFFER NOTICE" shall have the meaning set forth in Section 10.03(a) hereof.

         "OFFERED SECURITIES" shall have the meaning set forth in Section 2.03(a) hereof.

         "OFFICERS" shall mean each of the individuals elected by the Board of Managers to serve as Officers of the Company in accordance with Section 5.07 hereof.

         "PERMITTED TRANSFEREE" means, with respect to any Member, (i) any Subsidiary or (ii) any corporation, partnership, joint venture, limited liability company, association or other entity which owns, directly or indirectly, greater than 50% of the ownership interest of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Member or any person who is controlled by or under common control with the Member or the Subsidiary. For purposes of this definition, the terms "controlled by" or "under common control with" shall mean the possession of more than 50% of the ownership interest of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.

         "PERSON" or "PERSON" means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

         "PORTAL USE DATE" shall have the meaning set forth in Section 5.10.

         "PRE-EMPTIVE OFFER" shall have the meaning set forth in Section 2.03(a) hereof.

         "Preferred Unit ORIGINAL ISSUE PRICE" shall mean the amount paid per Preferred Unit to the Company by a Member acquiring Preferred Units from the Company.

         "PREFERRED UNITS" means Units entitled to receive the Liquidation Preference with respect to such Units.

         "PRESIDENT" means the President of the Company, including any interim President. The initial President shall be selected by the Board of Managers.

         "PROFITS" and "LOSSES" mean, for each Allocation Year, an amount equal to the Company's taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

                  (i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

                  (ii)  any expenditures of the Company described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss;

                  (iii) in the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii), (iii), or (iv) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

                  (iv) gain or loss resulting from any taxable disposition of Company property shall be computed by reference to the Gross Asset Value of the Company property disposed of, notwithstanding that the adjusted tax basis of such Company property differs from its Gross Asset Value;

                  (v) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of Depreciation;

                  (vi) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

                  (vii) notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 3.03 and Section 3.04 hereof shall not be taken into account in computing Profits or Losses.

         "PRO RATA SHARE" shall have the meaning set forth in Section 2.03(a) hereof.

         "PURCHASER" shall have the meaning set forth in Section 10.03 hereof.

         "QUALIFIED PUBLIC OFFERING" means a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Units for the Company in which the gross cash proceeds to the Company are at least $50 million.

         "RECONSTITUTION PERIOD" has the meaning set forth in Section 12.01(b) hereof.

         "REFUSED SECURITIES" shall have the meaning set forth in Section
2.03(c).

         "REFUSED UNITS" shall have the meaning set forth in Section 10.03(b) hereof.

         "REGULATIONS" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

         "REGULATORY ALLOCATIONS" has the meaning set forth in Section 3.03 hereof.

         "SEC" means the Securities and Exchange Commission.

         "SALE PERIOD" shall have the meaning set forth in Section 10.03(c) hereof.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SUBJECT UNITS" shall have the meaning set forth in Section 10.03(a) hereof.

         "SUBSIDIARY" means any corporation, partnership, joint venture, limited liability company, association or other entity in which such Person owns, directly or indirectly, more than 50% of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.

         "TAXING AUTHORITY" shall have the meaning set forth in Section 9.03(b) hereof.

         "TAX MATTERS PARTNER" has the meaning set forth in Section 9.03(b) hereof.

         "THIRD PARTY" shall mean any Person who is not a Member, a Manager, an Officer or an Affiliate of the Company or any Affiliate thereof.

         "TRANSACTION DOCUMENTS" shall mean the Distribution Agreement, the Carriage Content Agreement and the Master Services Agreement.

         "TRANSFER" means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily attempting to transfer, sell, pledge or hypothecate or otherwise dispose of.

         "UNIT" or "UNITS" means an ownership interest or interest in the Company (including both Preferred Units and Common Units), including any and all benefits to which the holder of such interests may be entitled as provided in this Agreement, together with any and all obligations of such Person to comply with the terms and provisions of this Agreement. The Units of each Member as of the Effective Date are set forth in SCHEDULE 2.1.

         "UNPAID LIQUIDATION PREFERENCE" means with respect to each holder of Preferred Units, the difference between the Liquidation Preference applicable to such holder, less the aggregate amount of distributions previously paid to such holder pursuant to Section 4.02(a) hereof.

                                  ARTICLE 16

                                 MISCELLANEOUS

         16.01 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement to Terms shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified,
(b) upon facsimile transmission (if the receiving machine confirms receipt through answer back and the sending machine prints a paper copy of the answerback message), (c) on the first business day after timely deposit with a reputable overnight courier service for next-day delivery or (d) seventy-two
(72) hours after deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Board Managers (x) if to the Company, to the address determined pursuant to Section 1.03 hereof;
(y) if to the Managers, to the address set forth in SCHEDULE 5.1 hereto; and (z) if to a Member, to the address set forth in SCHEDULE 2.1 hereto. Notice received after 5:00 P.M. (recipient's time) on a Business Day or on a Saturday, Sunday or legal holiday shall be effective the next regular business day.

         16.02 BINDING EFFECT. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and permitted assigns.

         16.03 TIME. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included, but the time shall begin to run on the next succeeding day. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or legal holiday.

         16.04 HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

         16.05 SEVERABILITY. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

         16.06 VARIATION OF TERMS. All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Person may require.

         16.07 GOVERNING LAW. The internal laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

         16.08 JURISDICTION AND SERVICE OF PROCESS. Any action or proceeding brought by any party to this Agreement or any of the other agreements described in Section 5.09 hereof against another party, arising out or related to this Agreement or such other agreements shall be brought in a state or federal court of competent jurisdiction located in the County of Los Angeles, State of California and the parties submit to the IN PERSONAM jurisdiction of such courts for purposes of any such action or proceeding. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in
SCHEDULE 2.1 hereof.

         16.09 ENFORCEMENT. Each of the parties hereto acknowledges and agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other party were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions hereof in any federal or state court to which the parties have agreed hereunder to submit to jurisdiction.

         16.10 COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

         16.11 FACSIMILE SIGNATURES. Any signature page of this Agreement delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

         16.12 REPRESENTATION BY COUNSEL; INTERPRETATION. The parties hereto are sophisticated and have each been represented by counsel who have carefully negotiated the provisions of this Agreement. Accordingly, the parties do not believe that the presumption of Section 1654 of the California Civil Code and similar rules relating to the interpretation of contracts against the drafter of any particular clause should be applied in the case of the aforementioned documents and therefor waive its effects.

         16.13 FURTHER ASSURANCES. Hilton and LodgeNet agree to do any further acts and execute such additional documents as the other may reasonably require to confirm this Agreement and carry out the purpose of this Agreement.

         16.14 ATTORNEYS' FEES. In the event Hilton or LodgeNet breaches any of the terms of this Agreement, whereby the party not in default employs attorneys to protect or enforce its rights hereunder and prevails, then the defaulting party agrees to pay the other party reasonable attorneys' fees so incurred by such other party. EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS AGREEMENT, FOR DAMAGES FOR ANY BREACH UNDER THIS AGREEMENT, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY HEREUNDER.

         16.15 SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfer set forth in Article 10 hereof, this Agreement shall inure to the benefit of and shall bind the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the undersigned have executed and entered into this Agreement as of the Effective Date.

                                       HILTON HOTELS CORPORATION, a
                                       Delaware corporation

                                       By:
                                           -----------------------------
                                       Name:  Dieter H. Huckestein
                                       Title: Executive Vice President


                                       LODGENET ENTERTAINMENT
                                       CORPORATION, a Delaware corporation

                                       By:
                                           ------------------------------
                                       Name:  Scott C. Petersen
                                       Title: President

                                   EXHIBIT "A"


                                     MEMBERS


         Hilton Hotels Corporation

         LodgeNet Entertainment Corporation











































                                   EXHIBIT "A"

                                  SCHEDULE 2.1

                             OPERATING AGREEMENT OF


                                  INNMEDIA LLC

                                     MEMBERS



                                 INITIAL CAPITAL      INITIAL CAPITAL      INITIAL PERCENTAGE
      NAME AND ADDRESS            CONTRIBUTION            ACCOUNT            UNIT--PREFERRED
-------------------------      -------------------    ---------------      -------------------
Hilton Hotels Corporation      $1,000,000                $1,000,000               50%

LodgeNet Entertainment         $1,000,000                $1,000,000               50%
Corporation



                                 SCHEDULE 2.1

                                 SCHEDULE 5.1(b)

                             OPERATING AGREEMENT OF


                                  INNMEDIA LLC

                                    MANAGERS



       MANAGER                                       DESIGNATING MEMBER
       -------                                       ------------------

       Scott Petersen                                LodgeNet

       David Bankers                                 LodgeNet

       Dieter Huckestein                             Hilton

       Tim Harvey                                    Hilton



                               SCHEDULE 5.1(b)

                                     ANNEX I


                               REGISTRATION RIGHTS


                                    SECTION 1

                                     GENERAL

         1.1 DEFINITIONS. Terms not otherwise defined herein, shall have the meaning ascribed to such term in the Agreement. In addition, as used in this Annex, the following terms shall have the following respective meanings:

             "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

             "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

             "HOLDER" means any person owning of record Preferred Unit Registrable Securities that have not been sold to the public.

             "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

             "PREFERRED UNITS" means the Preferred Units issued pursuant to the Agreement.

             "QUALIFIED PUBLIC OFFERING" means a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Units for the Company in which the gross cash proceeds to the Company are at least $50 million.

             "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

             "REGISTRABLE SECURITIES" means (a) Common Units of the Company issued or issuable upon conversion of the Preferred Units; and (b) any Common Units of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the securities described in clause (a). Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 hereof are not assigned.

             "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of units determined by calculating the total number of the Company's Common Units that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

             "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Section 2.1 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Preferred Unit Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

             "RULE 144" means Rule 144 of the Securities Act.

             "SEC" or "COMMISSION" means the Securities and Exchange
Commission.

             "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

             "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

                                    SECTION 2

                                  REGISTRATION

         2.1 PIGGYBACK REGISTRATIONS. Following a Qualifying IPO, the Company shall notify all Holders of Registrable Securities in writing at least thirty
(30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of equity securities of the Company (including, but not limited to, registration statements relating to secondary equity offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

             (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.1 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; third, to any stockholder of the Company (other than a Holder) on a pro rata basis. In no event will shares of any other selling holder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of holders of not less than a majority of the Registrable Securities proposed to be sold in the offering.

                  (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.1 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.2 hereof.

         2.2 EXPENSES OF REGISTRATION. All Registration Expenses under Section
2.1 shall be borne by the Company and all Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered.

         2.3 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders holding more than fifty percent (50%) of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder who holds Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Furnish, at the request of more than fifty percent (50%) of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to more than fifty percent (50%) in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to more than fifty percent (50%) in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

         2.4 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect six
(6) years after the date of the Company's Qualified Public Offering. In addition, a Holder's registration rights shall expire if (a) the Company has completed its initial public offering and is subject to the provisions of the Exchange Act, and (b) all Registrable Securities held by and issuable to such Holder may be sold under Rule 144 during any ninety (90) day period.

         2.5 DELAY OF REGISTRATION; FURNISHING INFORMATION.

                  (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                  (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

         2.6 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 2.1:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                  (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such

Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, legal counsel, controlling person, underwriter or other Holder, or partner, officer, director, legal counsel or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

                  (c) Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

                  (d)      If the indemnification provided for in this Section
2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e)      The obligations of the Company and Holders under this
Section 2.7 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Annex. No Indemnifying Party, in the defense of any such claim or litigation,


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

shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         2.7 ASSIGNMENT OF REGISTRATION RIGHTS. The piggyback registration rights pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner or retired partner of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder or family member of the Holder, or (c) acquires at least all of such holder's Registrable Securities (as adjusted for stock splits and combinations); provided, however,
(A) the transferor shall, within twenty (20) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (B) such transferee shall agree to be subject to all restrictions set forth in this Annex, and (C) such transferee must not be a person or entity deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company.

         2.8 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.9 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Article II, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

         2.9 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Annex, the Company shall not, without the prior written consent of the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding, enter into any agreement with any Holder or prospective Holder of any securities of the Company that would grant such Holder registration rights senior to those granted to the Holders hereunder.

         2.10 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that such Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not less than one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

                  (a) such agreement shall apply only to the Company's initial public offering; and

                  (b) all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities enter into similar agreements.

         Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The obligations described in this Section 2.10 shall


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

not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction.

         2.11 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                  (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

                  (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.


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